                                                                  CONFORMED COPY

                                 LOAN AGREEMENT

                                 by and between

                     CONGRESS FINANCIAL CORPORATION (CANADA)

                                    as Lender

                                     - and -

                                IMAX CORPORATION

                                   as Borrower

                             Dated: February 6, 2004

                                TABLE OF CONTENTS

SECTION 1.        DEFINITIONS....................................................................................     1

   1.1      "Accounts"...........................................................................................     2
   1.2      "Affiliate" or "affiliate"...........................................................................     2
   1.3      "Agreed Currency"....................................................................................     2
   1.4      "Applicable Prime Rate"..............................................................................     2
   1.5      "Appraiser"..........................................................................................     2
   1.6      "Assignment of Capital Leases and Operating Leases"..................................................     2
   1.7      "Availability Reserves"..............................................................................     2
   1.8      "BIA"................................................................................................     3
   1.9      "Blocked Account Agreement"..........................................................................     3
   1.10     "Blocked Accounts"...................................................................................     3
   1.11     "Borrowing Base Certificate".........................................................................     3
   1.12     "Business Day".......................................................................................     3
   1.13     "Canadian First Rate"................................................................................     3
   1.14     "Canadian Prime Rate"................................................................................     3
   1.15     "Canadian Prime Rate Loans"..........................................................................     3
   1.16     "Canadian Reference Bank"............................................................................     4
   1.17     "Capital Leases".....................................................................................     4
   1.18     "Capital Leases Lending Formula".....................................................................     4
   1.19     "Cash Dominion Event"................................................................................     4
   1.20     "CCAA Plan"..........................................................................................     4
   1.21     "CDOR Rate"..........................................................................................     4
   1.22     "CCAA"...............................................................................................     4
   1.23     "Client".............................................................................................     4
   1.24     "Collateral".........................................................................................     5
   1.25     "Commitment Letter"..................................................................................     5
   1.26     "Distressed Fair Market Value".......................................................................     5
   1.27     "EBITDA".............................................................................................     5
   1.28     "Eligible Capital Leases"............................................................................     5
   1.29     "Eligible Operating Leases"..........................................................................     6
   1.30     "Environmental Laws".................................................................................     8
   1.31     "Equipment"..........................................................................................     8
   1.32     "Equivalent Amount"..................................................................................     8
   1.33     "Excess Availability"................................................................................     8
   1.34     "Event of Default"...................................................................................     9
   1.35     "Excluded Accounts"..................................................................................     9
   1.36     "Financing Agreements"...............................................................................     9
   1.37     "GAAP"...............................................................................................     9
   1.38     "General Security Agreement".........................................................................     9
   1.39     "Hazardous Materials"................................................................................     9
   1.40     "Hilco Appraisal"....................................................................................    10
   1.41     "Information Certificate"............................................................................    10

   1.42     "Interest Rate"......................................................................................    10
   1.43     "Inventory"..........................................................................................    11
   1.44     "IP Collateral"......................................................................................    11
   1.45     "IP Collateral License Agreement"....................................................................    11
   1.46     "IP Grace Period"....................................................................................    11
   1.47     "Lending Formulas"...................................................................................    12
   1.48     "Letter of Credit Accommodations"....................................................................    12
   1.49     "Libor Rate".........................................................................................    12
   1.50     "Libor Rate Interest Date"...........................................................................    12
   1.51     "Libor Rate Interest Period".........................................................................    12
   1.52     "Libor Rate Loan"....................................................................................    13
   1.53     "Liquidation Expenses"...............................................................................    13
   1.54     "Maximum Credit".....................................................................................    13
   1.55     "New Availability Reserves Criteria".................................................................    13
   1.56     "Notice".............................................................................................    13
   1.57     "Obligations"........................................................................................    13
   1.58     "Obligor"............................................................................................    14
   1.59     "Operating Leases"...................................................................................    14
   1.60     "Operating Leases Lending Formula"...................................................................    14
   1.61     "Other Currency".....................................................................................    14
   1.62     "Payment Account"....................................................................................    14
   1.63     "Pension Plans"......................................................................................    14
   1.64     "Permitted Encumbrances".............................................................................    14
   1.65     "Permitted Refinancing"..............................................................................    14
   1.66     "Person" or "person".................................................................................    15
   1.67     "PPSA"...............................................................................................    15
   1.68     "Priority Payables Reserve"..........................................................................    15
   1.69     "Receiver "..........................................................................................    15
   1.70     "Records"............................................................................................    15
   1.71     "Renewal Date".......................................................................................    15
   1.72     "Revolving Loans"....................................................................................    16
   1.73     "Senior Note Indebtedness"...........................................................................    16
   1.74     "Senior Notes".......................................................................................    16
   1.75     "Spot Rate"..........................................................................................    16
   1.76     "Subsidiary".........................................................................................    16
   1.77     "Trailing Cash Collections"..........................................................................    16
   1.78     "Trust Indenture"....................................................................................    16
   1.79     "UCC"................................................................................................    17
   1.80     "US Dollar Amount"...................................................................................    17
   1.81     "US First Rate"......................................................................................    17
   1.82     "US Prime Rate"......................................................................................    17
   1.83     "US Prime Rate Loans"................................................................................    17
   1.84     "USERP"..............................................................................................    17

SECTION 2.        CREDIT FACILITIES..............................................................................    17

   2.1      Revolving Loans......................................................................................    17

   2.2      Letter of Credit Accommodations......................................................................    18

SECTION 3.        INTEREST AND FEES..............................................................................    20

   3.1      Interest.............................................................................................    20
   3.2      Libor Rate...........................................................................................    21
   3.3      Servicing Fee........................................................................................    23
   3.4      Unused Line Fee......................................................................................    23
   3.5      Commitment Fee.......................................................................................    23

SECTION 4.        CONDITIONS PRECEDENT...........................................................................    24

   4.1      Conditions Precedent to the Availability of Initial Revolving Loans and Letter of Credit
   Accommodations................................................................................................    24
   4.2      Conditions Precedent to the Availability of All Revolving Loans and Letter of Credit Accommodations..    26

SECTION 5.        INTENTIONALLY DELETED..........................................................................    26

SECTION 6.        COLLECTION AND ADMINISTRATION..................................................................    26

   6.1      Borrower's Loan Account..............................................................................    26
   6.2      Statements...........................................................................................    26
   6.3      Collection of Accounts...............................................................................    27
   6.4      Payments.............................................................................................    28
   6.5      Authorization to Make Revolving Loans and Letter of Credit Accommodations............................    28
   6.6      Use of Proceeds......................................................................................    29

SECTION 7.        COLLATERAL REPORTING AND COVENANTS.............................................................    29

   7.1      Collateral Reporting.................................................................................    29
   7.2      Accounts Covenants...................................................................................    30
   7.3      Inventory Covenants..................................................................................    31
   7.4      Equipment Covenants..................................................................................    31
   7.5      Power of Attorney....................................................................................    34
   7.6      Right to Cure........................................................................................    35
   7.7      Access to Premises...................................................................................    35

SECTION 8.        REPRESENTATIONS AND WARRANTIES.................................................................    36

   8.1      Corporate Existence, Power and Authority; Subsidiaries...............................................    36
   8.2      Financial Statements; No Material Adverse Change.....................................................    36
   8.3      Chief Executive Office; Collateral Locations.........................................................    36
   8.4      Priority of Liens; Title to Properties...............................................................    37
   8.5      Tax Returns..........................................................................................    37
   8.6      Litigation...........................................................................................    37
   8.7      Compliance with Other Agreements and Applicable Laws.................................................    37
   8.8      Bank Accounts........................................................................................    38
   8.9      Accuracy and Completeness of Information.............................................................    38
   8.10     Status of Pension Plans..............................................................................    38

   8.11     Environmental Compliance.............................................................................    39
   8.12     Inter-Creditor and Subordination Agreements..........................................................    40
   8.13     Survival of Warranties; Cumulative...................................................................    40

SECTION 9.        AFFIRMATIVE AND NEGATIVE COVENANTS.............................................................    40

   9.1      Maintenance of Existence.............................................................................    40
   9.2      New Collateral Locations.............................................................................    40
   9.3      Compliance with Laws, Regulations, Etc...............................................................    41
   9.4      Payment of Taxes and Claims..........................................................................    42
   9.5      Insurance............................................................................................    42
   9.6      Financial Statements and Other Information...........................................................    43
   9.7      Sale of Assets, Consolidation, Amalgamation, Dissolution, Etc........................................    45
   9.8      Encumbrances.........................................................................................    45
   9.9      Indebtedness.........................................................................................    46
   9.10     Loans, Investments, Guarantees, Etc..................................................................    47
   9.11     Dividends and Redemptions............................................................................    48
   9.12     Transactions with Affiliates.........................................................................    48
   9.13     EBITDA...............................................................................................    48
   9.14     Excess Availability..................................................................................    48
   9.15     Aggregate Borrowings.................................................................................    49
   9.16     Intellectual Property................................................................................    49
   9.17     Additional Bank Accounts.............................................................................    49
   9.18     Applications under the Companies' Creditors Arrangement Act..........................................    49
   9.19     Supplemental Executive Retirement Plan...............................................................    49
   9.20     Operation of Pension Plans...........................................................................    50
   9.21     Costs and Expenses...................................................................................    50
   9.22     Further Assurances...................................................................................    51

SECTION 10.       EVENTS OF DEFAULT AND REMEDIES.................................................................    51

   10.1     Events of Default....................................................................................    51
   10.2     Remedies.............................................................................................    54

SECTION 11.       JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW...................................    57

   11.1     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver................................    57
   11.2     Waiver of Notices....................................................................................    58
   11.3     Amendments and Waivers...............................................................................    59
   11.4     Waiver of Counterclaim...............................................................................    59
   11.5     Indemnification......................................................................................    59

SECTION 12.       TERM OF AGREEMENT; MISCELLANEOUS...............................................................    59

   12.1     Term.................................................................................................    59
   12.2     Notices..............................................................................................    61
   12.3     Partial Invalidity...................................................................................    61
   12.4     Successors...........................................................................................    62

   12.5     Entire Agreement.....................................................................................    62
   12.6     Headings.............................................................................................    62
   12.7     Judgment Currency....................................................................................    62
   12.8     Counterparts and Facsimile...........................................................................    63

                                                           INDEX TO
                                                    EXHIBITS AND SCHEDULES
                            -----------------------------------------------------------------
Exhibit A                   Information Certificate

Schedule 1.11               Borrowing Base Certificate together with form of Exhibits thereto

Schedule 1.17               Capital Leases

Schedule 1.35               Excluded Accounts

Schedule 1.59               Operating Leases

Schedule 7.1(c)(ii)         Weekly Trailing Cash Collections

Schedule 7.1(c)(iii)        Trailing Cash Collections

Schedule 8.4                Existing Liens

Schedule 8.8                Bank Accounts

Schedule 8.9                Restrictions on assignability within Capital Leases and Operating
                            Leases

Schedule 9.9                Existing Indebtedness

Schedule 9.10               Existing Loans, Advances and Guarantees

Schedule 9.13               Historical EBITDA Calculations

                                 LOAN AGREEMENT

         This Loan Agreement dated February 6, 2004 is entered into by and between Congress Financial Corporation (Canada), an Ontario corporation ("LENDER") and IMAX Corporation, a corporation incorporated pursuant to the laws of Canada ("BORROWER").

                              W I T N E S S E T H:

         WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

         WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

         All terms used herein which are defined in the PPSA (as hereinafter defined) shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". References herein to any statute or any provision thereof include such statute or provision as amended, revised, re-enacted, and/or consolidated from time to time and any successor statute thereto. An Event of Default (as hereinafter defined) shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or, without derogating from the cure rights, if any, provided to Borrower in Section 10 hereof, is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP (as hereinafter defined). Canadian Dollars and the sign "CDN$" mean lawful money of Canada. "US Dollars" and the sign "$" mean lawful money of the United States of America. All monetary amounts referred to in this Agreement are in US Dollars unless otherwise stated. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1               "ACCOUNTS"

"Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, including, without limitation, the right of Borrower to payments made pursuant to the Capital Leases and/or Operating Leases, which are not evidenced by instruments or chattel paper, and whether or not earned by performance, excluding Excluded Accounts.

1.2               "AFFILIATE" OR "AFFILIATE"

"Affiliate" or "affiliate" shall have the meaning ascribed thereto in the Business Corporations Act (Canada).

1.3               "AGREED CURRENCY"

"Agreed Currency" shall have the meaning set forth in Section 12.7 hereof.

1.4               "APPLICABLE PRIME RATE"

"Applicable Prime Rate" shall mean the Canadian Prime Rate for Canadian Prime Rate Loans and the US Prime Rate for US Prime Rate Loans, as applicable.

1.5               "APPRAISER"

"Appraiser" means Hilco Appraisal Services, LLC or such other appraiser mutually acceptable to Lender and Borrower.

1.6               "ASSIGNMENT OF CAPITAL LEASES AND OPERATING LEASES"

"Assignment of Capital Leases and Operating Leases" shall mean the Assignment of Capital Leases and Operating Leases between Borrower, as assignor, and Lender, as assignee, dated as of the date hereof.

1.7               "AVAILABILITY RESERVES"

"Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the Lending Formulas: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender, do or may reasonably be expected to affect either: (i) the Collateral or any other property which is security for the Obligations or its value; (ii) the assets or business of Borrower or any Obligor; or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect; or (c) to reflect Lender's good faith estimate of the amount of any Priority Payables Reserve; or (d) in respect of any state of facts which Lender determines, in good faith, constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. The amount of any Availability Reserve established by Lender shall have a reasonable relationship to the event, condition or circumstance which is the basis for such Availability Reserve as determined by Lender in good faith.

1.8               "BIA"

"BIA" shall mean the Bankruptcy and Insolvency Act (Canada), as amended, supplemented, restated or superseded, in whole or in part, from time to time.

1.9               "BLOCKED ACCOUNT AGREEMENT"

"Blocked Account Agreement" shall mean the blocked account agreement dated on the date hereof, among Borrower, Lender and the Bank of Montreal.

1.10              "BLOCKED ACCOUNTS"

"Blocked Accounts" shall have the meaning set forth in Section 6.3(a) hereof.

1.11              "BORROWING BASE CERTIFICATE"

"Borrowing Base Certificate" shall mean the borrowing base certificate, together with the completed exhibits thereto, to be delivered by Borrower pursuant to, inter alia, Section 7.1, the form of which is attached herewith as Schedule 1.11.

1.12              "BUSINESS DAY"

"Business Day" shall mean a day (other than a Saturday, Sunday or statutory holiday in Ontario, Illinois or New York) on which Lender's Toronto office, the Canadian Reference Bank's main Toronto office and banks in Chicago and New York City are open for business in the normal course.

1.13              "CANADIAN FIRST RATE"

"Canadian First Rate" shall have the meaning set forth in Section 3.1(c) hereof.

1.14              "CANADIAN PRIME RATE"

"Canadian Prime Rate" shall mean, at any time, the greater of: (a) the annual interest rate from time to time publicly announced by the Canadian Reference Bank as its prime rate in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada; and (b) the annual rate of interest equal to the sum of: (i) the CDOR Rate at such time; and (ii) one (1%) percent per annum.

1.15              "CANADIAN PRIME RATE LOANS"

"Canadian Prime Rate Loans" shall mean any Revolving Loans or portion thereof denominated in Canadian Dollars and on which interest is payable based on the Canadian Prime Rate in accordance with the terms hereof.

1.16              "CANADIAN REFERENCE BANK"

"Canadian Reference Bank" shall mean Bank of Montreal, or its successors and assigns, or such other bank as Lender may from time to time designate.

1.17              "CAPITAL LEASES"

"Capital Leases" shall mean, collectively, all of the leases listed on Schedule 1.17, as may be amended, updated and/or restated from time to time in accordance with the reporting requirements set out in Section 7.1(a) hereof, each of which are theatre system leases that transfer substantially all of the benefits and risks of ownership to Clients and meet the criteria established by the FASB Statement of Financial Accounting Standards No. 13.

1.18              "CAPITAL LEASES LENDING FORMULA"

"Capital Leases Lending Formula" shall have the meaning set forth in Section 2.1(a) hereof.

1.19              "CASH DOMINION EVENT"

"Cash Dominion Event" shall mean the occurrence and continuance of the earlier of: (i) an Event of Default; (ii) the Excess Availability falling below $7,500,000; or (iii) Borrower failing to maintain EBITDA of not less than $20,000,000 during a single fiscal quarter, as calculated pursuant to Section
9.13 hereof.

1.20              "CCAA PLAN"

"CCAA Plan" shall have the meaning set forth in Section 9.18 hereof.

1.21              "CDOR RATE"

"CDOR Rate" shall mean, on any day, the annual rate of interest which is the rate based on an average thirty (30) day rate applicable to Canadian Dollar bankers' acceptances appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc, definitions, as modified and amended from time to time) as of 10:00 a.m. (Eastern Standard Time) on such day; provided that if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be the thirty (30) day rate applicable in Canadian Dollar bankers' acceptances quoted by any major Schedule I chartered bank selected by Lender as of 10:00 a.m. on such day.

1.22              "CCAA"

"CCAA" shall mean the Companies' Creditors Arrangement Act (Canada), as amended, supplemented, restated or superseded, in whole or in part, from time to time.

1.23              "CLIENT"

"Client" shall mean any Person, other than Borrower, who is now or hereafter a party to a Capital Lease and/or an Operating Lease, as applicable, and "Clients" means all such Persons.

1.24              "COLLATERAL"

"Collateral" shall mean Collateral as such term is defined in the General Security Agreement.

1.25              "COMMITMENT LETTER"

"Commitment Letter" shall mean the commitment letter made in respect of the financing arrangements contemplated herein dated November 10, 2003, between Lender and Borrower, as may be amended, modified, supplemented, extended, renewed, restated or replaced.

1.26              "DISTRESSED FAIR MARKET VALUE"

"Distressed Fair Market Value" shall mean an estimated amount, determined as of the effective date of the applicable appraisal report, expressed in terms of currency in US Dollars, that may be reasonably realized upon a liquidation by Lender of the Capital Leases and/or the Operating Leases, as applicable, which as of the Closing Date will be the distressed fair market value attributed to the Capital Leases and the Operating Leases in the Hilco Appraisal and at any future date will be the estimated amount similarly calculated as of the date of calculation attributed to the Capital Leases and the Operating Leases by the Appraiser.

1.27              "EBITDA"

"EBITDA" shall mean, for any period with respect to Borrower, the consolidated net income of Borrower for such period calculated in accordance with GAAP, adjusted so that: (i) gains and losses from extraordinary events are eliminated; and (ii) all income tax expense, deferred taxes, depreciation and amortization expense, non-cash uses of funds and interest deducted are added back to net income.

1.28              "ELIGIBLE CAPITAL LEASES"

"Eligible Capital Leases" shall mean those leases, from time to time, which are and continue to be acceptable to Lender based on the general criteria set forth below which Lender, in good faith, may revise from time to time. In general, a Capital Lease shall be an Eligible Capital Lease if:

         (a) it is with a Client deemed creditworthy at all times by Lender, as determined by Lender in good faith;

         (b) it is with a Client that has not asserted a bona fide counterclaim, defence or dispute (other than as to a de minimus amount) under the applicable Capital Lease and if so, the value of such Capital Lease shall be reduced by the amount of such counterclaim, defense or dispute;

         (c) it is with a Client that does not have, and does not engage in transactions which may give rise to, any right of set-off against the Capital Lease; provided that the existence of any such right of set-off shall not by itself cause such Capital Lease to cease to continue to be an Eligible Capital Lease but its appraised value, for purposes of Section 2.1 hereof, will be reduced by Lender by an amount determined by Lender in good faith;

         (d) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of the Capital Lease or materially reduce the amount payable or delay payment thereunder, including without limitation, any event of default or event which would, with notice or the passage of time, constitute an event of default under the Capital Lease;

         (e) it is subject to the first priority, valid and perfected security interest of Lender and is not subject to any prior ranking liens or other liens except Permitted Encumbrances;

         (f) it is with a Client which is not itself, nor any officer or employee thereof, an officer, employee or agent of or affiliated with Borrower, directly or indirectly, by virtue of family membership, ownership, control, management or otherwise;

         (g) it is with a Client that is a foreign government, the federal government of Canada, any Province, political subdivision, department, agency or instrumentality thereof;

         (h) there are no proceedings or actions which are threatened or pending against the Client which could reasonably be expected to result in any material adverse change in such Client's financial condition;

         (i) unless otherwise permitted by Lender, and with the exception of Capital Leases for which the Client is Famous Players Inc., it is not with a Client which, together with its affiliates, constitutes more than ten (10%) percent of all otherwise Eligible Capital Leases and in the case of Famous Players Inc. constitutes more than twenty-five (25%) percent of all otherwise Eligible Capital Leases (but the portion of the Capital Leases not in excess of such applicable percentage continue to be Eligible Capital Leases);

         (j) Borrower and/or any Obligor is the lessor under the applicable Capital Lease;

         (k) Borrower and/or any Obligor, as applicable, has not transferred title to the equipment leased to the Client pursuant to the applicable Capital Lease; and

         (l) notwithstanding that there are any restrictions on assignability in respect of such Capital Lease.

Any Capital Lease, which is not considered to be an Eligible Capital Lease in accordance with the foregoing requirements, is nevertheless considered to form part of the Collateral.

1.29              "ELIGIBLE OPERATING LEASES"

"Eligible Operating Leases" shall mean those leases, from time to time, which are and continue to be acceptable to Lender based on the general criteria set forth below which Lender, in good faith, may revise from time to time. In general, an Operating Lease shall be Eligible Operating Lease if:

         (a) it is with a Client deemed creditworthy at all times by Lender, as determined by Lender in good faith;

         (b) it is with a Client that has not asserted a bona fide counterclaim, defence or dispute (other than as to a de minimus amount) under the applicable Operating Lease and if so, the value of such Operating Lease shall be reduced by the amount of such counterclaim, defense or dispute;

         (c) it is with a Client that does not have, and does not engage in transactions which may give rise to, any right of set-off against the Operating Lease; provided that the existence of any such right of set-off shall not by itself cause such Operating Lease to cease to continue to be an Eligible Operating Lease but its appraised value, for purposes of Section 2.1 hereof, will be reduced by Lender by an amount determined by Lender in good faith;

         (d) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of the Operating Lease or materially reduce the amount payable or delay payment thereunder, including without limitation, any event of default or event which would, with notice or the passage of time, constitute an event of default under the Operating Lease;

         (e) it is subject to the first priority, valid and perfected security interest of Lender and is not subject to any prior ranking liens or other liens except Permitted Encumbrances;

         (f) it is with a Client which is not itself, nor any officer or employee thereof, an officer, employee or agent of or affiliated with Borrower, directly or indirectly, by virtue of family membership, ownership, control, management or otherwise;

         (g) it is with a Client that is a foreign government, the federal government of Canada, any Province, political subdivision, department, agency or instrumentality thereof;

         (h) there are no proceedings or actions which are threatened or pending against the Client which could reasonably be expected to result in any material adverse change in such Client's financial condition;

         (i) unless otherwise permitted by Lender, and with the exception of Operating Leases for which the Client is Regal Entertainment Group, it is not with a Client which, together with its affiliates, constitutes more than ten (10%) percent of all otherwise Eligible Operating Leases and in the case of Regal Entertainment Group constitutes more than twenty-five (25%) percent of all otherwise Eligible Operating Leases (but the portion of the Operating Leases not in excess of such applicable percentage continue to be Eligible Operating Leases);

         (j) Borrower and/or any Obligor is the lessor under the applicable Capital Lease;

         (k) Borrower and/or any Obligor, as applicable, has not transferred title to the equipment leased to the Client pursuant to the applicable Operating Lease; and

         (l) notwithstanding that there are any restrictions on assignability in respect of such Capital Lease.

Any Operating Lease, which is not considered to be an Eligible Operating Lease in accordance with the foregoing requirements, is nevertheless considered to form part of the Collateral.

1.30              "ENVIRONMENTAL LAWS"

"Environmental Laws" shall mean with respect to any Person all federal (United States of America and Canada), state, provincial, district, local, municipal and foreign laws, statutes, rules, regulations, ordinances, orders, directives, permits, licenses and consent decrees relating to health, safety, hazardous, dangerous or toxic substances, waste or material, pollution and environmental matters, as now or at any time hereafter in effect, applicable to such Person and/or its business and facilities (whether or not owned by it), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

1.31              "EQUIPMENT"

"Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

1.32              "EQUIVALENT AMOUNT"

"Equivalent Amount" in one currency on any day means the amount of that currency into which a specified amount of another currency can be converted at the Spot Rate (or if such rate is not available, such other rate as the Lender may determine.

1.33              "EXCESS AVAILABILITY"

"Excess Availability" shall mean the US Dollar Amount, calculated at any time and as determined by Lender, equal to:

         (a) the lesser of, subject to the sub-limit in respect of Letter of Credit Accommodations:

                    (i) the amount of the Revolving Loans and Letter of Credit Accommodations available to Borrower as of such time based on the Lending Formulas, as determined by Lender less the Availability Reserves from time to time established by Lender;

                    (ii)   the Maximum Credit; or

                    (iii) the amount of the Trailing Cash Collections for the preceding applicable six (6) month period, less

         (b)      the sum of:

                    (i) the amount of all then outstanding and unpaid Obligations; and

                    (ii) the aggregate amount of: (A) all due but unpaid tax obligations; and (B) past due trade payables which remain unpaid for more than ninety (90) days past the original invoice for same, of Borrower as of such time.

1.34              "EVENT OF DEFAULT"

"Event of Default" shall have the meaning set forth in Section 10.1 hereof.

1.35              "EXCLUDED ACCOUNTS"

"Excluded Accounts" means all present and future rights, revenues and bank accounts of Borrower or its Subsidiaries in respect of, and which are used to make or receive payments in relation to: (i) third party film productions; (ii) third party joint ventures; (iii) revenues of David Keighley Productions 70 MM Inc.; and (iv) owned and operated theatres, each of which is excluded from the Trailing Cash Collections. As of the date hereof, the Excluded Accounts are as set out in Schedule 1.35 hereto.

1.36              "FINANCING AGREEMENTS"

"Financing Agreements" shall mean, collectively, this Agreement, the General Security Agreement, the Assignment of Capital Leases and Operating Leases, the Blocked Account Agreement, the IP Collateral License Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.37              "GAAP"

"GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the relevant U.S. public and private accounting boards and institutes which are applicable to the circumstances as of the date of determination consistently applied.

1.38              "GENERAL SECURITY AGREEMENT"

"General Security Agreement" shall mean the general security agreement dated on or about the date hereof given by Borrower in favour of Lender as security for payment and performance of the Obligations.

1.39              "HAZARDOUS MATERIALS"

"Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

1.40              "HILCO APPRAISAL"

"Hilco Appraisal" shall mean the appraisal conducted by Hilco dated October 3, 2003.

1.41              "INFORMATION CERTIFICATE"

"Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of the Financing Agreements and the financing arrangements provided for herein.

1.42              "INTEREST RATE"

"Interest Rate" shall mean, as to Revolving Loans advanced:

         (a) commencing as of the date hereof and ending on the last day of the fifth (5th) calendar month following the date hereof (the "INITIAL PERIOD"), a rate of one half of one (0.50%) percent per annum in excess of the Applicable Prime Rate or a rate of two and one quarter (2.25%) percent per annum in excess of the Libor Rate, as applicable;

         (b)  commencing on the day after the expiry of the Initial Period:

                  (i) a rate of one quarter of one (0.25%) percent per annum in excess of the Applicable Prime Rate or a rate of two (2%) percent per annum in excess of the Libor Rate, as applicable, will apply if the average Excess Availability, as determined by Lender, during the Initial Period is equal to or greater than $15,000,000;

                  (ii) a rate of one half of one (0.50%) percent per annum in excess of the Applicable Prime Rate or a rate of two and one quarter (2.25%) percent per annum in excess of the Libor Rate, as applicable, will apply if the average Excess Availability, as determined by Lender, during the Initial Period is less than $15,000,000 but equal to or greater than $5,000,000; or

                  (iii) a rate of three quarters of one (0.75%) percent per annum in excess of the Applicable Prime Rate or a rate of two and one half (2.5%) percent per annum in excess of the Libor Rate, as applicable, will apply if the average Excess Availability, as determined by Lender, during the Initial Period is less than $5,000,000;

         provided that, in all of the foregoing instances and at all times, the calculation of the Interest Rate pursuant to section 1.38(b) above shall assume a minimum aggregate Revolving Loan usage of $2,500,000; or

     (c)      notwithstanding the rates described in subparagraphs (a) and
                  (b) above, without notice and at Lender's option, the rate of three (3%) percent per annum in excess of the Applicable Prime Rate and the rate of three (3%) percent per annum in excess of the Libor Rate, as applicable, shall apply in respect of the Obligations described below upon the occurrence and continuance of the events described below:

                  (i) on non-contingent Obligations other than the Revolving Loans: (A) for the period on and after the date of maturity or termination hereof until such time as Lender has received full and final payment of all such Obligations; and (B) for the period from and after the date of the occurrence of an Event of Default so long as such Event of Default is continuing as determined by Lender (notwithstanding entry of any judgment against Borrower); or

                  (ii) on the amount of Revolving Loans at any time outstanding that is in excess of the amounts available to Borrower under Section 2 hereof (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

1.43              "INVENTORY"

"Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

1.44              "IP COLLATERAL"

"IP Collateral" shall mean all of the Intellectual Property as such term is defined in the General Security Agreement.

1.45              "IP COLLATERAL LICENSE AGREEMENT"

"IP Collateral License Agreement" shall mean, the license agreement granting Lender and its successors, transferees and assignees, a non-exclusive, royalty free perpetual license to the IP Collateral dated on the date hereof, but effective only upon the occurrence and continuance of an IP Grace Period, between Lender and Borrower.

1.46              "IP GRACE PERIOD"

"IP Grace Period" shall mean, the period commencing the date upon which Lender exercises its remedies pursuant to Sections 10.2(a) and/or Section 10.2(b) hereof and ending one hundred and twenty (120) days thereafter.

1.47              "LENDING FORMULAS"

"Lending Formulas" shall mean, collectively, the Operating Leases Lending Formula and the Capital Leases Lending Formula.

1.48              "LETTER OF CREDIT ACCOMMODATIONS"

"Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guarantees denominated in Canadian Dollars or US Dollars which are from time to time either (a) issued or opened by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower or any Obligor of its obligations to such issuer.

1.49              "LIBOR RATE"

"Libor Rate" means, with respect to any Libor Rate Interest Period applicable to a Libor Rate Loan, the per annum rate of interest determined by Lender, based on a three hundred sixty (360) day year, rounded upwards, if necessary, to the nearest whole multiple of one sixteenth of one percent (.0625%), at which Wachovia Bank, National Association, or its successors, is offered deposits of U.S. dollars in the London interbank market, in amounts comparable to the principal amount of such Libor Rate Loan to be outstanding during such Libor Rate Interest Period for a period equal to the number of days in the applicable Libor Rate Interest Period, at or about 9:00 a.m. (New York time) on the second
(2nd) Business Day (the "LIBOR RATE DETERMINATION DATE") prior to the first day of such Libor Rate Interest Period.

1.50              "LIBOR RATE INTEREST DATE"

"Libor Rate Interest Date" means the date falling on the last day of each Libor Rate Interest Period selected by Borrower pursuant to Section 3.2(d).

1.51              "LIBOR RATE INTEREST PERIOD"

"Libor Rate Interest Period" means, with respect to each Libor Rate Loan, the initial period (subject to availability) of one (1) month, two (2) months or three (3) months (as selected by Borrower and notified to Lender pursuant to Section 3.2(d)) commencing on and including the date of the drawdown notice, conversion date or rollover date as set out in Sections 3.2(a), (b) and (c), as the case may be, applicable to such Libor Rate Loan and ending on and including the last day of such initial period, and thereafter, each successive period (subject to availability) of one (1) month, two (2) months or three (3) months (as selected by Borrower and notified to Lender pursuant to Section 3.2(d)) commencing on and including the last day of the prior Libor Rate Interest Period, provided however, that;

         (a) if a Libor Rate Interest Period for a one month period commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) it shall end on the last Business Day of the appropriate subsequent calendar month;

         (b) if a Libor Rate Interest Period would end on a day that is not a Business Day, such Libor Rate Interest Period shall be extended to the next Business Day; and

         (c) no Libor Rate Interest Period may be selected which would extend beyond the maturity date or other known date upon which this Agreement shall be terminated.

1.52              "LIBOR RATE LOAN"

"Libor Rate Loan" shall mean any Revolving Loans or portion thereof denominated in US Dollars on which interest is payable based on the Libor Rate in accordance with the terms hereof.

1.53              "LIQUIDATION EXPENSES"

"Liquidation Expenses" shall mean all costs, fees, expenses and all other charges including, without limitation, operating fees, administration fees, trustee's fees, receiver fees and court mandated costs directly incurred by Lender in connection with the disposition of the Collateral.

1.54              "MAXIMUM CREDIT"

"Maximum Credit" shall mean the amount of $20,000,000 or the Equivalent Amount in Canadian Dollars.

1.55              INTENTIONALLY DELETED

1.56              "NOTICE"

"Notice" shall have the meaning set forth in Section 12.1(d) hereof.

1.57              "OBLIGATIONS"

"Obligations" shall mean any and all Revolving Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender including principal, interest, charges, indemnifications for Letter of Credit Accommodations or otherwise, fees, costs and expenses, however evidenced, whether as principal or otherwise, arising under the Financing Agreements, as amended, supplemented, restated or superseded, in whole or in part, from time to time and/or applicable laws, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any proceeding with respect to Borrower or any Obligor under the BIA, the CCAA, or any similar statute in any jurisdiction (including the payment of interest and other amounts which would accrue and become due but for the commencement of such proceeding, whether or not such amounts are allowed or allowable in whole or in part in such proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

1.58              "OBLIGOR"

"Obligor" shall mean, other than Borrower, any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, including, without limitation, IMAX U.S.A. Inc., a corporation incorporated pursuant to the laws of Delaware, 1329507 Ontario Inc., a corporation incorporated pursuant to the laws of Ontario and IMAX II U.S.A. Inc., a corporation incorporated pursuant to the laws of Delaware.

1.59              "OPERATING LEASES"

"Operating Leases" shall mean, collectively, all of the leases listed on
Schedule 1.59, as may be amended, updated and/or restated from time to time in accordance with the reporting requirements set out in Section 7.1(a) hereof, each of which are theatre system leases that do not transfer substantially all of the benefits and risks of ownership to Clients.

1.60              "OPERATING LEASES LENDING FORMULA"

"Operating Leases Lending Formula" shall have the meaning set forth in Section 2.1(a) hereof.

1.61              "OTHER CURRENCY"

"Other Currency" shall have the meaning set forth in Section 12.7 hereof.

1.62              "PAYMENT ACCOUNT"

"Payment Account" shall have the meaning set forth in Section 6.3(a) hereof.

1.63              "PENSION PLANS"

"Pension Plans" shall mean each of the pension plans, if any, that are registered in accordance with the Income Tax Act (Canada) which Borrower sponsors or administers or into which Borrower makes contributions.

1.64              "PERMITTED ENCUMBRANCES"

"Permitted Encumbrances" shall have the meaning set forth in Section 9.8 hereof.

1.65              "PERMITTED REFINANCING"

"Permitted Refinancing" means a refinancing of the Senior Note Indebtedness (including any amendment or replacement of the Trust Indenture and the Senior Notes in respect thereof) that complies with the following conditions and that in the determination of Lender, acting reasonably, could not be expected to adversely impact Borrower's ability to fulfil the Obligations: (i) the principal amount refinanced must be no greater than the principal amount of Senior Notes presently issued under the Trust Indenture together with any applicable premium and costs incurred in connection with such refinancing, due and payable thereunder resulting from prepayment of the Senior Notes, (ii) the maturity date must not be earlier than the current maturity of the Senior Notes; (iii) the interest rate to be paid in respect of such refinancing would not be greater than the current interest paid on the Senior Notes; and (iv) the amortization of the principal amount refinanced must not be at a rate more accelerated than under the Senior Notes.

1.66              "PERSON" OR "PERSON"

"Person" or "person" shall mean any individual, sole proprietorship, partnership, limited partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.67              "PPSA"

"PPSA" shall mean the Personal Property Security Act (Ontario), as amended, supplemented, restated or superseded, in whole or in part, from time to time, provided that, if the attachment, perfection or priority of Lender's security in respect of any Collateral is governed by the laws of any jurisdiction other than Ontario, PPSA shall mean those other laws for the purposes hereof relating to attachment, perfection or priority.

1.68              "PRIORITY PAYABLES RESERVE"

"Priority Payables Reserve" shall mean, at any time, the full amount of the liabilities at such time which have a trust imposed to provide for payment or security interest, lien or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Collateral under federal, provincial, state, county, municipal, or local law including, but not limited, to claims for unremitted and accelerated rents, taxes, wages, vacation pay, workers' compensation obligations, government royalties or pension fund obligations excluding, the obligations of Borrower pursuant to the USERP.

1.69              "RECEIVER "

"Receiver" shall have the meaning set forth in Section 10.2(f) hereof.

1.70              "RECORDS"

"Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, including, without limitation, the Clients, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

1.71              "RENEWAL DATE"

"Renewal Date" shall have the meaning set forth in Section 12.1 hereof.

1.72              "REVOLVING LOANS"

"Revolving Loans" shall mean Canadian Prime Rate Loans, US Prime Rate Loans and/or Libor Rate Loans as the case may be, now or hereafter made by Lender to or for the benefit of

Borrower on a revolving basis (involving advances, repayments and re-advances) as set forth in Section 2.1 hereof.

1.73              "SENIOR NOTE INDEBTEDNESS"

"Senior Note Indebtedness" shall mean, the indebtedness for borrowed money owing by Borrower to the holders of senior notes issued by Borrower pursuant to the Trust Indenture.

1.74              "SENIOR NOTES"

"Senior Notes" shall collectively mean the Borrower's US$160,000,000 aggregate principal amount of 9 5/8% senior notes due December 1, 2010 issued pursuant to the Trust Indenture.

1.75              "SPOT RATE"

"Spot Rate" shall mean, with respect to a currency, the rate quoted by Wachovia National Bank Association as the spot rate for the purchase by Wachovia National Bank Association of such currency with another currency at approximately 10:00 a.m. (EST) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made.

1.76              "SUBSIDIARY"

"Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person and one or more Subsidiaries of such Person.

1.77              "TRAILING CASH COLLECTIONS"

"Trailing Cash Collections" shall mean the aggregate amount of cash collections made by Borrower in the preceding twenty-six (26) week period, measured as at the last day of the applicable week.

1.78              "TRUST INDENTURE"

"Trust Indenture" shall mean the trust indenture between Borrower and U.S. Bank National Association dated December 4, 2003, and, to the extent expressly permitted hereunder, means such trust indenture as may be further amended, supplemented and restated from time to time.

1.79              "UCC"

"UCC" shall mean the Uniform Commercial Code, as amended, supplemented, restated or superseded, in whole or in part, from time to time.

1.80              "US DOLLAR AMOUNT"

"US Dollar Amount" shall mean, at any time, (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in US Dollars as determined by Lender at such time on the basis of the Spot Rate for the purchase of US Dollars with such currency.

1.81              "US FIRST RATE"

"US First Rate" shall have the meaning set forth in Section 3.1(c) hereof.

1.82              "US PRIME RATE"

"US Prime Rate" shall mean the rate announced by Wachovia National Bank Association, or its successors, from time to time as its prime rate in effect for US Dollar denominated commercial loans, whether or not such announced rate is the best rate available at such bank.

1.83              "US PRIME RATE LOANS"

"US Prime Rate Loans" shall mean any Revolving Loan or portions thereof denominated in US Dollars and on which interest is payable based on the US Prime Rate in accordance with the terms hereof.

1.84              "USERP"

"USERP" shall mean the unregistered supplemental executive retirement plan dated July 12, 2000, made by Borrower in favour of its co-chief executive officers Bradley J. Wechsler and Richard L. Gelfond.

SECTION 2. CREDIT FACILITIES

2.1               REVOLVING LOANS

         (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the sum, net of any Availability Reserves, of:

                  (i) eighty-five (85%) percent of the appraised value of Eligible Operating Leases, net of estimated Liquidation Expenses, with appraisals conducted on a Distressed Fair Market Value basis at the expense of Borrower by the Appraiser (the "OPERATING LEASES LENDING FORMULA"), plus

                  (ii)     the lesser of:

                           (A) thirty-four (34%) percent of the aggregate net book value of Eligible Capital Leases; or

                           (B) eighty-five (85%) of the appraised value of such Eligible Capital Leases expressed as a percentage of cost value, net of estimated Liquidation Expenses, with appraisals conducted on a Distressed Fair Market Value basis at the expense of Borrower by the Appraiser (the "CAPITAL LEASES LENDING FORMULA").

         (b) Lender may, in its discretion, from time to time reduce or otherwise revise the Lending Formulas to the extent that Lender, in good faith, determines that: (i) the general creditworthiness of the Clients has declined; or (ii) the liquidation value of the Eligible Capital Leases, or any category thereof, has decreased; or (iii) the nature and quality of the Eligible Operating Leases and/or the Eligible Capital Leases has deteriorated. In determining whether to reduce or otherwise revise the Lending Formulas, Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Operating Leases or Eligible Capital Leases or in establishing Availability Reserves.

         (c) Except in Lender's discretion, the aggregate amount of the Revolving Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the lesser of:

                  (i)      the Maximum Credit;

                  (ii)     the amount available under the Lending Formulas; and

                  (iii)    the Trailing Cash Collections.

In the event that the outstanding amount of the Revolving Loans, or the aggregate amount of the outstanding Revolving Loans and Letter of Credit Accommodations, exceed the amounts available under the Lending Formulas, the sub-limit for Letter of Credit Accommodations set forth in Section 2.2(d), the Maximum Credit or the Trailing Cash Collections, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

2.2               LETTER OF CREDIT ACCOMMODATIONS

         (a) Subject to, and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower in Canadian Dollars or US Dollars containing terms and conditions reasonably acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrower pursuant to this Section 2.

         (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to one and one half (1.5%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to three (3%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of maturity or termination hereof until Lender has received full and final payment of all Revolving Loans, and cash collateral has been posted in the full amount of any then outstanding Letter of Credit Accommodations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty five (365) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the maturity or termination of this Agreement.

         (c) Letter of Credit Accommodations are not available unless, on the date of the proposed issuance thereof, the Revolving Loans available to Borrower (subject to Section 2.1(c)) are equal to, or greater than one hundred (100%) percent of the face amount of the Letter of Credit Accommodation together with all other commitments and obligations made or incurred by Lender with respect thereto, including, without limitation, bank fees.

         (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith, including, without limitation, bank fees, shall not at any time exceed $10,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

         (e) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, federal, provincial and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise, other than acts, waivers, errors, delays or omissions caused by the gross negligence or wilful misconduct of Lender, with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

         (f) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Except as a result of Lender's own gross negligence or wilful misconduct, Borrower shall be bound by any interpretation made by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. At any time an Event of Default exists or has occurred and is continuing, Lender, in its own name or in Borrower's name, shall have the sole and exclusive right and authority to, and Borrower shall not: (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, or (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders. At all times other than when an Event of Default exists or has occurred and is continuing, Borrower shall be permitted, with the prior written consent of Lender to: (i) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (ii) to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.

         (g) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favour of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favour of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Lender to Borrower.

SECTION 3. INTEREST AND FEES

3.1               INTEREST

         (a) Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the applicable Interest Rate. Subject to Section 3.2(d) hereof, Borrower may borrow, repay and reborrow funds under the Revolving Loans by way of Canadian Prime Rate Loans, US Prime Rate Loans and Libor Rate Loans.

         (b) For Canadian Prime Rate Loans and US Prime Rate Loans, interest shall be payable by Borrower to Lender monthly in arrears not later than the first Business Day of each calendar month and shall be calculated on the basis of a three hundred sixty five (365) day year and actual days elapsed in the case of Canadian Prime Rate Loans and a three hundred and sixty (360) day year and actual days elapsed in the case of US Prime Rate Loans, as applicable. The interest rate shall increase or decrease by an amount equal to each increase or decrease in the Canadian Prime Rate or US Prime Rate, as applicable, effective on the first day of the month after any change in such rates is announced. The increase or decrease shall be based on the Canadian Prime Rate or US Prime Rate, as applicable, in effect on the last day of the month in which any such change occurs. All interest accruing hereunder on and after an Event of

Default or maturity or termination hereof shall be payable on demand. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         (c) For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant hereto at a rate based upon: (i) a three hundred sixty five (365) day year (the "CANADIAN FIRST RATE"), it is hereby agreed that the rate or percentage of interest on a yearly basis is equivalent to such Canadian First Rate multiplied by the actual number of days in the year divided by 365; or (ii) a three hundred and sixty (360) day year (the "US FIRST RATE"), it is hereby agreed that the rate or percentage of interest on a yearly basis is equivalent to such US First Rate multiplied by the actual number of days in the year divided by 360.

         (d) Notwithstanding the provisions of this Section 3 or any other provision of this Agreement, in no event shall the aggregate "interest" (as that term is defined in Section 347 of the Criminal Code (Canada)) exceed the effective annual rate of interest on the "credit advanced" (as defined therein) lawfully permitted under Section 347 of the Criminal Code (Canada). The effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the Revolving Loan, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Lender will be conclusive for the purposes of such determination.

         (e) A certificate of an authorized signing officer of Lender as to each amount and/or each rate of interest payable hereunder from time to time shall be conclusive evidence of such amount and of such rate, absent manifest error.

         (f) For greater certainty, whenever any amount is payable under any Financing Agreement by Borrower as interest or as a fee which requires the calculation of an amount using a percentage per annum, each party to this Agreement acknowledges and agrees that such amount shall be calculated as of the date payment is due without application of the "deemed reinvestment principle" or the "effective yield method". As an example, when interest is calculated and payable monthly, the rate of interest payable per month is 1/12 of the stated rate of interest per annum.

3.2               LIBOR RATE

         (a) Libor Rate Loans must have a term of one (1) month, two (2) months or three (3) months, after Borrower delivering to Lender a drawdown notice no later than 11:00 a.m. (Toronto time) three (3) Business Days prior to the requested drawdown date, provided however, Borrower may repay a Libor Rate Loan only on the last day of the applicable Libor Rate Interest Period subject to the occurrence of an Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

         (b) Subject to Section 3.2(d), at any time prior to the termination, maturity or the occurrence of an Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default, Borrower may, upon delivering to Lender a conversion notice no later than 11:00 a.m. (Toronto time) three (3) Business Days prior to the requested conversion date, convert any Canadian Prime Rate Loan, US Prime Rate Loan or Letter of Credit Accommodation into a Libor Rate Loan or vice versa, as the case may be, provided that:

                  (i) a Libor Rate Loan may be converted only on the last day of the Libor Rate Interest Period applicable to that Libor Rate Loan; and

                  (ii) on the conversion date there exists no Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

If on the expiry of a Libor Rate Interest Period an Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default, shall have occurred and be continuing, the relevant Libor Rate Loan shall be automatically converted into a US Prime Rate Loan.

         (c) Borrower may, during the term of this Agreement, rollover all or any portion of a Libor Rate Loan for an additional Libor Rate Interest Period subsequent to the initial or any subsequent Libor Rate Interest Period, upon delivering to Lender a rollover notice no later than 11:00 a.m. (Toronto time) three (3) Business Days prior to the last day of the Libor Rate Interest Period, any such rollover to have a term of not less than one (1) month and not more than three (3) months. Immediately prior to the commencement of any subsequent Libor Rate Interest Period, should an Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default, have occurred and be continuing, Borrower shall be deemed to have converted the Libor Rate Loan to a US Prime Rate Loan on the last day of the Libor Rate Interest Period applicable thereto, unless Lender, in its sole discretion, otherwise permits. In the event a rollover notice in respect of an existing Libor Rate Loan is not given pursuant to this Section 3.2(c) or a conversion notice in respect of such existing Libor Rate Loan is not given pursuant to Section 3.2(b), any such Libor Rate Loan shall be converted to a US Prime Rate Loan on the last day of the Libor Rate Interest Period applicable to such existing Libor Rate Loan. The rollover of a Libor Rate Loan to another Libor Rate Loan shall not constitute a repayment or prepayment hereunder.

         (d) If Borrower elects to borrow by way of a Libor Rate Loan or continue a Libor Rate Loan or elects to convert a Revolving Loan (other than a Libor Rate Loan) into a Libor Rate Loan pursuant to Section 3.2(b) or elects to rollover a Libor Rate Loan pursuant to Section 3.2(c), Borrower shall select, in the drawdown notice, conversion notice or rollover notice (as the case may be) delivered in connection therewith, the Libor Rate Interest Period applicable to such Libor Rate Loan. Borrower shall thereafter select and notify Lender of each new Libor Rate Interest Period applicable to such Libor Rate Loan in accordance with the foregoing notice requirements. If Borrower fails to deliver to Lender a drawdown notice, conversion notice or a rollover notice in respect of a Libor Rate Loan at least three (3) Business Days prior to the expiry of the Libor Rate Interest Period applicable to such Libor Rate Loan, such Libor Rate Loan shall, on the last day of the Libor Rate Interest Period applicable thereto, be deemed to have been converted into a US Prime Rate Loan, pursuant to Section 3.2(b).

         (e)      Borrower agrees that:

                  (i) the difference between the amount of a Revolving Loan requested by Borrower by way of Libor Rate Loan and the actual proceeds of the Libor Rate Loan;

                  (ii) the difference between the actual proceeds of a Libor Rate Loan and the amount required to pay a Libor Rate Loan at the end of the Libor Rate Interest Period, if a Libor Rate Loan is being rolled over; and

                  (iii) the difference between the actual proceeds of a Libor Rate Loan and the amount required to repay any Revolving Loan which is being converted to a Libor Rate Loan,

shall be funded by Borrower from its own resources, by 11:00 a.m. (Toronto time) on the day of the Revolving Loan or may be advanced as a US Prime Rate Loan if Borrower is otherwise entitled to same.

3.3               SERVICING FEE

                  Borrower shall pay to Lender monthly a servicing fee in an amount equal to $3,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the non-contingent Obligations (other than Letter of Credit Accommodations) are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

3.4               UNUSED LINE FEE

                  Borrower shall pay to Lender monthly an unused line fee equal at a rate equal to one quarter of one percent (0.25%) per annum calculated upon the amount by which the then applicable Maximum Credit exceeds the average daily principal balance of the outstanding Revolving Loans, Letter of Credit Accommodations and Libor Rate Loans during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears. For further clarity, no Obligations will be outstanding once this Agreement has been terminated and all Obligations have been fully and indefeasibly satisfied and cash collateral has been posted in the full amount then outstanding of any Letter of Credit Accommodations, if any.

3.5               COMMITMENT FEE

                  Borrower has paid to Lender a commitment fee in the amount of $150,000, which was fully earned by Lender and paid by Borrower on the date of the execution of the Commitment Letter.

SECTION 4. CONDITIONS PRECEDENT

4.1 CONDITIONS PRECEDENT TO THE AVAILABILITY OF INITIAL REVOLVING LOANS AND LETTER OF CREDIT ACCOMMODATIONS

                  Each of the following is a condition precedent to Lender making available the initial Revolving Loans and making available the initial Letter of Credit Accommodations hereunder:

         (a) Lender shall have received evidence (including, without limitation, any Financing Agreements, inter-creditor arrangements, subordinations or releases of any other liens or security interests in the Collateral required by Lender), in form and substance reasonably satisfactory to Lender, that Lender, subject to Permitted Encumbrances, has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the Permitted Encumbrances;

         (b) all requisite corporate action and proceedings in connection with the Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

         (c) no event or circumstance shall have occurred which has had or could be reasonably expected to have a material adverse change in the assets or business of Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations under any of the Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

         (d) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrower, the results of which shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

         (e) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of the Financing Agreements, including, without limitation: (i) acknowledgements by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral; and
(ii) full subordination agreements of any indebtedness for borrowed money owing by Borrower, including, without limitation, the subordination of shareholder and inter-company loans;

         (f) Lender shall have received evidence of insurance and loss payee endorsements required under the Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as first loss payee, as its interests may appear, or an additional insured, as applicable;

         (g) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower and the Obligors with respect to the Financing Agreements and such other matters as Lender may reasonably request;

         (h) the Financing Agreements and all instruments and documents thereunder shall have been duly executed and delivered to Lender, in form and substance reasonably satisfactory to Lender;

         (i) Lender shall have received, in form and substance satisfactory to Lender, an assignment of the keyman life insurance obtained for Bradley Wechsler and Richard Gelfond and an assignment of the cash surrender value thereof, upon terms satisfactory to Lender;

         (j) the Excess Availability as determined by Lender shall be at least $2,500,000 after giving effect to the initial Revolving Loans made or to be made hereunder on the Closing Date;

         (k) Borrower shall have delivered to Lender, in form and substance reasonably satisfactory to Lender, a legal opinion from Shearman & Sterling LLP, opining that the execution, delivery and performance of the facility contemplated herein by Borrower will not result in a breach of the provisions of, or a default under, the Trust Indenture;

         (l) Borrower shall have obtained and delivered to Lender, in form and substance reasonably satisfactory to Lender, any consents which are required in order to permit Borrower to enter into the Financing Agreements, including, without limitation, consents required pursuant to the Senior Note Indebtedness and any shareholders' agreement existing among the shareholders of Borrower;

         (m) Lender and its counsel, acting reasonably, must be satisfied with the form and content of Borrower's material agreements, including, without limitation, financial guarantees, indemnification agreements, licensing agreements, customer and supplier agreements and lawsuits and without limiting the foregoing, Lender and its counsel, acting reasonably, must also be satisfied with the form and content of all of the Operating Leases and Capital Leases of Borrower and must be reasonably satisfied that the benefits received by Borrower under each of the Operating Leases and Capital Leases are assignable to Lender and any future assignees without the consent of any of the Clients;

         (n) Lender shall have received, in form and substance satisfactory to Lender, projections for the fiscal years ending December 31, 2003 and 2004 of Borrower, prepared on a monthly basis, which shall include balance sheets, income statements and cash flows, including, detail on a monthly basis reflecting capital expenditures, repayment to long term debt, acquisitions and financing required therefor; and

         (o) Lender shall have received, in form and substance satisfactory to Lender, a completed and executed Borrowing Base Certificate dated as of the date hereof.

4.2 CONDITIONS PRECEDENT TO THE AVAILABILITY OF ALL REVOLVING LOANS AND LETTER OF CREDIT ACCOMMODATIONS

                  Each of the following is an additional condition precedent to Lender making available the Revolving Loans and/or making available Letter of Credit Accommodations to Borrower, including the initial Revolving Loans and Letter of Credit Accommodations and any future Revolving Loans and Letter of Credit Accommodations:

         (a) all representations and warranties contained in the Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Revolving Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

         (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Revolving Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5. INTENTIONALLY DELETED

SECTION 6. COLLECTION AND ADMINISTRATION

6.1               BORROWER'S LOAN ACCOUNT

                  Lender shall maintain one or more loan account(s) on its books in which shall be recorded: (a) all Revolving Loans, Letter of Credit Accommodations and other Obligations and the Collateral; (b) all payments made by or on behalf of Borrower; and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

6.2               STATEMENTS

                  Lender shall render to Borrower each month a statement setting forth the balance in Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

6.3               COLLECTION OF ACCOUNTS

         (a) Borrower shall establish and maintain, at its expense, blocked accounts (the "BLOCKED ACCOUNTS"), as Lender may specify, and Lender may establish and maintain bank accounts of Lender in Canada ("PAYMENT ACCOUNTS") in each case with such banks as are acceptable to Lender into which Borrower shall, in accordance with Lender's instructions, promptly deposit and direct its account debtors that remit payments by electronic funds transfers to directly remit, all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral, with the exception of payments received in connection with Excluded Accounts, in the identical form in which such payments are made, whether by cash, cheque or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are subject to the first priority security interest of Lender, that the depository bank has no lien upon, or right to set-off against the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that upon receipt of Lender's notice that a Cash Dominion Event has occurred and is continuing, the depository bank will, without further inquiry, wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to the Payment Accounts or such other bank account of Lender as Lender may from time to time designate for such purpose. Borrower agrees that all payments made to such Blocked Accounts shall be subject to the first priority security interest of Lender and that all payments made, in accordance with this Section, to such Payment Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender to the extent of any outstanding Obligations.

         (b) Such payments made to the Payment Account (conditional upon final collection which may be subject to fees, expenses and charges resulting from things such as the dishonour of cheques), will be applied, for all purposes, including for purposes of calculating the amount of the Revolving Loans available to Borrower and of calculating interest on the Obligations, to the Obligations on the same Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. If Lender receives funds in a Payment Account at any time at which no Obligations are outstanding or in excess of then outstanding Obligations, Lender shall hold such funds in trust for Borrower and shall, by no later than the Business Day following receipt by Lender of: (i) immediately available funds in the Payment Account, provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time; and
(ii) a direction from Borrower to advance such funds, advance such excess funds to the Blocked Account. Lender shall no later than the Business Day following the day on which there ceases to be a Cash Dominion Event, deliver to the bank at which the Blocked Account is maintained an executed "Unblocked Notice" in the form attached to the Blocked Account Agreement.

         (c) Borrower and all of its affiliates, Subsidiaries, shareholders, directors, employees or agents shall receive, subject to the first priority security interest of Lender, any monies, cheques, notes, drafts or any other payment relating to and/or proceeds of Accounts or other

Collateral, with the exception of Excluded Accounts, which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. Borrower agrees to reimburse Lender on demand for any amounts owed or paid by Lender to any bank at which a Blocked Account or Payment Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts or the Payment Accounts arising out of Lender's required payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

6.4               PAYMENTS

                  All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place in Canada as Lender may designate from time to time. Lender may, after the occurrence and continuance of an Event of Default, apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. Payments and collections received in any currency other than Canadian Dollars or US Dollars will be accepted and/or applied at the sole discretion of Lender. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in the Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any set-off, counterclaim, defence, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. The indemnification in the second preceding sentence shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

6.5               AUTHORIZATION TO MAKE REVOLVING LOANS AND LETTER OF CREDIT
                  ACCOMMODATIONS

                  Lender is authorized to make the Revolving Loans and provide the Letter of Credit Accommodations based upon written instructions received from the persons authorized by Borrower as notified in writing by Borrower to Lender from time to time or, at the discretion of Lender, if such Revolving Loans are necessary to satisfy any Obligations. All requests for Revolving Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. Toronto time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Revolving Loans and Letter of Credit

Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

6.6               USE OF PROCEEDS

                  Borrower shall use the initial proceeds of the Revolving Loans provided by Lender to Borrower hereunder for costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of the Financing Agreements and any remaining proceeds and all other Revolving Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

7.1               COLLATERAL REPORTING

         (a) Borrower shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a monthly basis within twenty (20) days after each month end or more frequently as Lender may request: (i) agings of accounts payable; and (ii) copies of bank statements and trial balances; (b) within twenty (20) days after each month end or more frequently as Lender may request, a duly completed and executed Borrowing Base Certificate together with any information which Lender reasonably requests in connection therewith which Borrowing Base Certificate shall, in no event, be deemed to limit, impair or otherwise affect the rights of Lender contained in this Agreement and in the event of any conflict or inconsistency between the calculations made in the Borrowing Base Certificate and those made by Lender, those made by Lender shall be binding and conclusive on Borrower absent manifest error; (c) on a weekly basis, on the Monday of each week, and if such Monday does not fall on a Business Day then on the next Business Day: (i) details of cash receipts, (ii) a schedule, in the form attached herewith as Schedule 7.1(c)(ii) of the aggregate amount of cash collections made by Borrower in the preceding week together with evidence, in form and substance satisfactory to Lender, of the deposit of such collections into the Blocked Accounts, and (iii) a schedule, in the form attached herewith as Schedule 7.1(c)(iii) of the Trailing Cash Collections; and
(d) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes, at any time that an Event of Default exists or has occurred and is continuing, such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services.

         (b) Borrower shall, at its expense: (i) once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default that is continuing, deliver or cause to be delivered to Lender written appraisals as to all of the Collateral; and (ii) twice in any twelve
(12) month period, but at any time or times as Lender may request on or after an

Event of Default that is continuing, deliver or cause to be delivered to Lender written desktop appraisals as to all of the Collateral, in accordance with the form, scope and methodology utilized in the Hilco Appraisal by the Appraiser, addressed to Lender or upon which Lender is expressly permitted to rely.

7.2               ACCOUNTS COVENANTS

         (a) Borrower shall promptly upon becoming aware thereof, notify Lender of: (i) any material delay in Borrower's performance of any of its obligations to any Account debtor or the assertion of any claims, offsets, defences or counterclaims by any Account debtor, or any material disputes with Account debtors, or any material settlement, adjustment or compromise thereof; and (ii) all material adverse information relating to the financial condition of any Account debtor. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrower's business in accordance with good commercial practice. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

         (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete; (ii) no payments shall be made thereon except payments immediately deposited into the Blocked Accounts pursuant to the terms of this Agreement; (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as permitted in this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with good commercial practice; (iv) there shall be no set-offs, deductions, contras, defences, counterclaims or material disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement; and (v) none of the transactions giving rise thereto will violate any applicable federal or provincial laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

         (c) At any time that an Event of Default exists or has occurred and is continuing, Lender shall have the right, acting in good faith, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

         (d) Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Lender may otherwise agree.

         (e) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing: (i) notify any or all account debtors that the Accounts have been assigned to

Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender; (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations; (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto; and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

7.3               INVENTORY COVENANTS

                  With respect to the Inventory: (a) Borrower shall at all times maintain inventory records satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and monthly withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default that is continuing, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be satisfactory to Lender concerning such physical count; (c) Borrower shall not, other than as permitted herein, including, without limitation, pursuant to Section 9.7(b), remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales and movement of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws; (e) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (f) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory; (g) Borrower shall keep the Inventory in good and marketable condition; and (h) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

7.4               EQUIPMENT COVENANTS

                  With respect to the Equipment: (a) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (b) Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (c) the Equipment is and shall be used in Borrower's business and not for personal, family or household use; (d) Borrower shall not, other than as permitted herein, including, without limitation, pursuant to Section 9.7(b), remove any Equipment from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales (as permitted in section 9.7(b) hereof) and movement of Equipment in the ordinary course of Borrower's business and except to move Equipment directly from one location set forth or permitted herein to another such location; (e) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (f) Borrower assumes all responsibility and liability arising from the use of the Equipment.

7.5               IP COLLATERAL COVENANTS

                  With respect to the IP Collateral:

         (a)      Borrower shall notify Lender forthwith in writing:

                  (i) of the failure of any licensee, if any, to pay or perform any material obligations due to the Borrower in respect of the License Agreements (as such term is defined in the General Security Agreement);

                  (ii) of any reason any patent, patent application, patent registration, trademark, trademark application, trademark registration, copyright, copyright application, copyright registration, industrial design application or industrial design registration forming part of the material IP Collateral or any other application, registration or proceeding relating to any of the material IP Collateral may become barred, abandoned, refused, rejected, forfeited, withdrawn, expired, lapsed, cancelled, expunged, opposed or dedicated or of any adverse determination or development (including, without limitation, the institution of any proceeding in any Intellectual Property Office or any court or tribunal) regarding the Borrower's ownership of or rights in any of the material IP Collateral, its right to register or otherwise protect the same, or to keep and maintain the exclusive rights in same, or the validity of same; or

                  (iii) of any action, proceeding, or allegation that the IP Collateral infringes upon, misappropriates, violates, or otherwise interferes with the rights of any Person.

         (b) Borrower shall do everything commercially necessary or desirable to preserve and maintain the IP Collateral. Particularly, and without limiting the foregoing, unless the Borrower receives the prior written consent of Lender to the contrary, the Borrower shall do each of the following:

                  (i)      perform all obligations pursuant to the License
                           Agreements;

                  (ii) commence and prosecute such suits, proceedings or other actions for infringement, passing off, unfair competition, dilution or other damage as are in its reasonable business judgment necessary to protect the IP Collateral;

                  (iii) enforce its rights under any agreements (including without limitation the License Agreements) which enhance the value of and/or protect the IP Collateral;

                  (iv) make all necessary filings and recordings in the Intellectual Property Offices and elsewhere necessary to protect its interest in the Collateral, including protection of any new IP Collateral arising in the Collateral, including, without limitation making, maintaining and pursuing (including, without limitation, proceedings before Intellectual Property Offices) each application and registration with respect thereto; and

                  (v) promptly notify Lender in writing when it commences any steps referred to in subsections 7.5(b)(ii) and 7.5(b)(iii) hereof and provide Lender with such information with respect thereto as Lender may request.

         (c) Borrower shall not other than in the ordinary course of its business prior to an Event of Default that is continuing, without the prior written consent of Lender, amend, enter into or renew any agreement, oral or written, or any indenture, instrument or undertaking relating to the IP Collateral, including, without limitation, the License Agreements or any other license agreements and/or sub-license agreements, provided however that the Borrower may at any time prior to an Event of Default terminate, amend, enter into or renew any agreement, oral or written, or any indenture, instrument, undertaking or license (other than exclusive licenses) relating to the IP Collateral, in the ordinary course of its business.

         (d) The Borrower shall at the Borrower's sole cost and expense perform all acts and execute all documents, including, without limitation, grants of security interests or assignments other than in respect of Trade-Marks in forms suitable for filing with the Intellectual Property Offices in Canada and the United States, as may be requested by Lender at any time and from time to time to evidence, perfect, maintain, record and enforce Lender's interest in the IP Collateral, or otherwise in furtherance of the provisions of this Agreement.

         (e)      The Borrower shall:

                  (i) unless Lender consents in writing otherwise, not do any act or omit to do any act, other than in the ordinary course of its business, whereby any of the IP Collateral, may lapse, become abandoned or dedicated to the public, enter the public domain, lose its quality of confidence, become indistinct, or become unenforceable;

                  (ii) unless Lender consents in writing otherwise, or unless the failure to so act would not reasonably be expected to have a material adverse effect on the business of Borrower, with respect to any Trade-mark forming part of the Collateral:

                           (A) continue the use of any such Trade-marks in order to maintain all of the Trade-marks in full force free from any claim of abandonment;

                           (B) maintain as in the past the character and quality of the wares and services offered in association with such Trade-marks, and use its reasonable best efforts to require its licensees to maintain as in the past the character and quality of the wares and services offered in association with such Trade-marks; and

                           (C) require that all use by any Person of any such Trade-marks shall be pursuant to a license that provides the Borrower with the requisite control and other provisions to maintain the distinctiveness of such Trade-marks.

7.6               POWER OF ATTORNEY

                  Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default exists or has occurred and is continuing: (i) demand payment on Accounts or other proceeds of the Capital Leases, the Operating Leases or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower, (ix) do all acts and things which are necessary, in Lender's determination, to fulfil Borrower's obligations under the Financing Agreements, (x) have access to any lockbox or postal box into which Borrower's mail is deposited, (xi) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, and
(xii) sign Borrower's name on any verification of Accounts and notices thereof to account debtors, (b) at any time an Event of Default and/or a Cash Dominion Event exists or has occurred and is continuing to: (i) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations; and (ii) take control in any manner of any item of payment or proceeds thereof (to the extent that the Blocked Account instructions are not otherwise respected); and (c) at any time, to execute in Borrower's name and file any PPSA, UCC or other financing statements or amendments thereto in respect of the security interests granted to Lender pursuant to any of the Financing Agreements if Borrower has not done so within two (2) days from Lender's request. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

7.7               RIGHT TO CURE

                  Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, at its option: (a) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower; (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral; and (c) pay any amount, incur any expense or perform any act which, in Lender's good faith judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

7.8               ACCESS TO PREMISES

         (a) From time to time as requested by Lender, at the cost and expense of Borrower: (i) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after reasonable notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records; and (ii) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (iii) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

         (b) Provided that an Event of Default has not occurred and is continuing, Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information made available by Borrower to Lender pursuant to Section 7.8(a), and all copies thereof, provided that, nothing in this Section 7.8(b) shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order; (ii) to bank examiners and other regulators, auditors and/or accountants; (iii) in connection with any litigation to which Lender is a party; (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant), as applicable, shall have first agreed in writing to treat such information as confidential in accordance with this Section 7.8(b); and (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee). In no event shall this Section 7.8(b), or any other provision of this Agreement or any applicable law be deemed to: (i) apply to or restrict disclosure of information that has been or is made public by Borrower or any third party without breach by Lender of this Section 7.8(b) or otherwise become generally available to the public other than as a result of a disclosure in violation hereof; (ii) apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than Borrower; (iii) require Lender to return any materials furnished by Borrower to Lender; or (iv) prevent Lender from responding to routine informational requests in accordance with applicable industry standards relating to the exchange of credit information.

SECTION 8. REPRESENTATIONS AND WARRANTIES

                  Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Revolving Loans and providing Letter of Credit Accommodations by Lender to
Borrower:

8.1               CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES

                  Borrower is a corporation duly incorporated, validly existing and duly organized under the laws of its jurisdiction of incorporation and is duly qualified or registered as a foreign or extra-provincial corporation in all provinces, states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of the Financing Agreements and the transactions contemplated thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. The Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any Subsidiaries except as set forth on the Information Certificate.

8.2               FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE

                  All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

8.3               CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS

                  The chief executive office of Borrower and Borrower's Records concerning Accounts are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below and to move Inventory and Equipment as permitted in Sections 7.3 and 7.4 respectively. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof and to the best of Borrower's knowledge, the holders of any mortgages on such locations.

8.4               PRIORITY OF LIENS; TITLE TO PROPERTIES

                  The security interests and liens granted to Lender under the Financing Agreements constitute, subject to Permitted Encumbrances, valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, hypothecs, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

8.5               TAX RETURNS

                  Borrower has filed, or caused to be filed, in a timely manner (with extensions) all tax returns, reports and declarations which are required to be filed by it (except those in respect of taxes the calculation or payment of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and except for those returns for those jurisdictions in which failure to do so would not have a material adverse effect on the financial condition of Borrower). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid federal, provincial, municipal, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

8.6               LITIGATION

                  Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which in each of the foregoing cases, can reasonably be expected to result in any material adverse change in the assets or business of Borrower or would impair the ability of Borrower to perform its obligations under any of the Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

8.7               COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS

                  Borrower is not in default in any material respect under, or in violation in any material respect of any of the material terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, including, without limitation, the Capital Leases and the Operating Leases and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, federal, provincial or local governmental authority.

8.8               BANK ACCOUNTS

                  All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 8.8 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.17 below.

8.9               ACCURACY AND COMPLETENESS OF INFORMATION

                  All information furnished by or on behalf of Borrower in writing to Lender in connection with any of the Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading, in addition, the Information Certificate attaches the form(s) of the agreements used for all the Capital Leases and Operating Leases, together with a breakdown of which agreements constitute Capital Leases and which agreements constitute Operating Leases, together with any and all exceptions thereto, have been delivered to Lender for review. The Borrower represents and warrants that none of the Capital Leases or Operating Leases include contractual provisions restricting the assignability thereof, to Lender or to an assignee of the Lender upon exercise of the Financing Agreements, with the exception of those restrictive provisions set out on Schedule 8.9 hereof. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business or assets of Borrower, which has not been fully and accurately disclosed to Lender in writing.

8.10              STATUS OF PENSION PLANS

                  To the best knowledge of Borrower:

         (a) The Pension Plans are duly registered under all applicable provincial pension benefits legislation.

         (b) All obligations of Borrower (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Pension Plans or the funding agreements therefor have been performed in a timely fashion. There are no outstanding disputes concerning the assets held pursuant to any such funding agreement.

         (c) All contributions or premiums required to be made by Borrower to the Pension Plans have been made in a timely fashion in accordance with the terms of the Pension Plans and applicable laws and regulations.

         (d) All employee contributions to the Pension Plans required to be made by way of authorized payroll deduction have been properly withheld by Borrower and fully paid into the Pension Plans in a timely fashion.

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

         (e) All reports and disclosures relating to the Pension Plans required by any applicable laws or regulations have been filed or distributed in a timely fashion.

         (f) There have been no improper withdrawals, or applications of, the assets of any of the Pension Plans.

         (g) No amount is owing by any of the Pension Plans under the Income Tax Act (Canada) or any provincial taxation statute.

         (h) The Pension Plans are fully funded both on an ongoing basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles).

         (i) Borrower, after diligent enquiry, has neither any knowledge, nor any grounds for believing, that any of the Pension Plans is the subject of an investigation, any other proceeding, an action or a claim. There exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim.

8.11              ENVIRONMENTAL COMPLIANCE

         (a) Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder which may be expected to have a material adverse effect on Borrower and the operations of Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

         (b) There is no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

         (c) Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

         (d) Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

         (e) Borrower does not maintain and is not required by applicable law or otherwise to establish and maintain a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations. In the event Borrower establishes such a system it shall include annual reviews of such compliance by employees or agents of Borrower who are familiar with the requirements of the Environmental Laws and copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to Lender all at Borrower's expense.

8.12              INTER-CREDITOR AND SUBORDINATION AGREEMENTS

                  There are no intercreditor agreements and/or subordination agreements to which Borrower and/or any Obligor is a party.

8.13              SURVIVAL OF WARRANTIES; CUMULATIVE

                  All representations and warranties contained in any of the Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

9.1               MAINTENANCE OF EXISTENCE

                  Except to the extent otherwise permitted herein, Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Lender fifteen (15) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a certified copy of the Articles of Amendment of Borrower providing for the name change immediately following its filing.

9.2               NEW COLLATERAL LOCATIONS

                  Borrower may open any new location within Canada or the United States of America provided Borrower:(a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location; and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem necessary or desirable to protect its interests in the Collateral at such location, including PPSA, UCC and other financing statements and such other evidence as Lender may require of the perfection of Lender's first priority security interests and liens where required by Lender.

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

9.3               COMPLIANCE WITH LAWS, REGULATIONS, ETC.

         (a) Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, Provincial or local governmental authority, including, without limitation, all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws except for any matter that Borrower is contesting in good faith by appropriate proceedings diligently pursued and which is not reasonably expected to have a material adverse effect on Borrower or its property, operations, business, prospects or conditions (financial or otherwise).

         (b) Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

         (c) Borrower shall give both oral and written notice to Lender immediately upon Borrower's receipt of any notice of, or Borrower's otherwise obtaining knowledge of: (i) the occurrence of any event involving the actual release, spill or discharge of any Hazardous Material that would be in violation of Environmental Laws; or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Borrower, or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material, or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials, or (D) any other environmental, health or safety matter, which affects any Borrower or its business, operations or assets or any properties at which Borrower transported, stored or disposed of any Hazardous Materials.

         (d) Without limiting the generality of the foregoing, if is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any material non-compliance, with any Environmental Law, Borrower shall, at Lender's request and Borrower's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non- compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

         (e) Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable legal fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

9.4               PAYMENT OF TAXES AND CLAIMS

                  Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Revolving Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income, capital, financial institution or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

9.5               INSURANCE

         (a) Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender, acting in good faith, as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and cancelling such insurance.

         (b) Borrower shall cause Lender to be named as a loss payee and/or an additional insured, as applicable (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies (other than third party liability policies) in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that at any time an Event of Default exists or has occurred and is continuing, the proceeds of such insurance shall all be payable to Lender as its interests may appear and at all other times in accordance with this Section 9.5(c).

         (c) Subject to Section 9.5(b)(ii) hereof, the proceeds of insurance:

                  (i) which are equal to or less than $2,000,000 per occurrence shall be payable to Borrower;

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

                  (ii) which are greater than $2,000,000 and less than $10,000,000 per occurrence, shall be payable to Borrower and Borrower shall provide Lender with evidence, satisfactory to Lender in its discretion, that such Collateral can be repaired and/or replaced within one hundred and eighty (180) days from the date Borrower receives such proceeds. Borrower shall forthwith apply such proceeds to the costs of repairing and/or replacing the Collateral within such one hundred and eighty (180) day period otherwise Borrower shall remit all such proceeds directly into the Payment Account and dealt with in accordance with
                           Section 6.3 hereof; or

                  (iii) which are greater than $10,000,000 per occurrence, shall be payable directly to Lender and in the event that such Collateral can be repaired and/or replaced within one hundred and eighty (180) days from the date Lender receives such proceeds, Borrower shall provide evidence, within five (5) days from the date Lender receives such proceeds, to Lender that such Collateral can be repaired and/or replaced within such one hundred and eighty (180) days and if such evidence is satisfactory Lender, in its discretion, Lender shall release such insurance proceeds to Borrower. Borrower shall forthwith apply such proceeds to the costs of repairing and/or replacing the Collateral within such one hundred and eighty
                           (180) days, in the event Borrower does not provide Lender with the evidence required within five (5) days from the date Lender receives such proceeds, Lender shall forthwith remit such proceeds to the Payment Account to be dealt with in accordance with
                           Section 6.3 hereof.

         (d) notwithstanding anything to the contrary contained in Section 9.5(c) hereof, insurance proceeds received in respect of:

                  (i) Collateral comprised of real property shall be payable directly into the Payment Account and dealt with in accordance with Section 6.3 hereof;

                  (ii) proceeds of the keyman insurance policies, or cash surrender value thereof, assigned to Lender pursuant to Section 4.1(i) hereof, shall be payable to Payment Account and dealt with in accordance with Section 6.3 hereof; and

                  (iii) proceeds of business interruption insurance assigned to Lender, shall be payable to the Payment Account and dealt with in accordance with Section 6.3 hereof.

9.6               FINANCIAL STATEMENTS AND OTHER INFORMATION

         (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries (if any) in accordance with GAAP and Borrower shall furnish or cause to be furnished to
Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal month; (ii) within one hundred and twenty
(120) days after the end of each fiscal year, audited consolidated financial statements of Borrower and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of changes in financial position and statements of shareholders' equity), and the accompanying notes thereto, including any consolidating worksheets prepared on a quarterly basis in connection therewith, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent chartered accountants, which accountants shall be an independent accounting firm selected by Borrower and acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended; (iii) by January 15 of each year, projections for such fiscal year; and (iv) as Lender may from time to time reasonably request, and provided that Borrower prepares such information in the ordinary course of business, budgets, forecasts, business plans, cash flows and other information respecting the Collateral and the business of Borrower.

         (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations and which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise and
(ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

         (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower sends to its shareholders generally and copies of all reports and registration statements which Borrower files with any provincial securities commission or securities exchange.

         (d) Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency, if legally required to do so, or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs, at any time an Event of Default exists or has occurred and is continuing, all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

         (e) Borrower shall within ten (10) days after the end of each month provide a certificate of a senior officer of Borrower, in form and content satisfactory to Lender, certifying that Borrower has paid in full: (i) all rent and other amounts due and payable with respect to any premises, with the exception of theatres owned and operated by Borrower, leased by Borrower or any Obligor during such month; and (ii) all payments and other amounts due and payable with respect to any Pension Plan during such month.

         (f) Borrower shall within thirty (30) days after the end of each month provide a compliance certificate, in form and content satisfactory to Lender, with respect to EBITDA of Borrower, guarantees entered into by Borrower and such other matters relating to Borrower as Lender may from time to time request.

9.7               SALE OF ASSETS, CONSOLIDATION, AMALGAMATION, DISSOLUTION, ETC.

         (a) Borrower shall not, directly or indirectly, without the prior written consent of Lender which is not to be unreasonably withheld or unless otherwise permitted herein: (i) amalgamate with any other Person or permit any other Person to amalgamate with it, or (ii) sell, assign, lease, transfer, abandon or otherwise dispose of any Collateral to any other Person, or (iii) form or acquire any Subsidiaries, or (d) wind up, liquidate or dissolve or (iv) agree to do any of the foregoing.

         (b) Notwithstanding Section 9.7(a) hereof and provided that an Event of Default does not then exist, Borrower shall be permitted to: (i) sell Inventory in the ordinary course of business; (ii) sell Equipment at fair market value in the ordinary course of business; (iii) dispose of worn-out or obsolete Equipment or Equipment no longer used in the business of Borrower; (iv) except as permitted in this Section 9.7(b), sell assets at fair market value provided that such assets are not real property or IP Collateral; (v) sell assets which include intellectual property as an incidental component of such asset, provided such sale does not materially diminish or impair the IP Collateral to be retained by Borrower hereunder; (vi) amalgamate with an Affiliate or permit an Affiliate to amalgamate with it provided that prior to the completion of such amalgamation Lender shall be entitled to obtain and perfect a security interest from such Affiliate and/or amalgamated entity, in form and substance substantially similar to that obtained from the Obligors existing as at the date hereof, or that obtained from Borrower, if applicable; (vii) form or acquire any Subsidiaries provided that Lender shall be provided with thirty (30) days prior written notice of same and further provided that Lender shall be entitled to obtain and perfect a security interest from such Subsidiary, in form and substance substantially similar to that obtained from the Obligors existing as at the date hereof; and (viii) form or acquire any single purpose Subsidiaries for the purpose of entering into the joint ventures and the third party productions permitted pursuant to Section 9.10 hereof.

9.8               ENCUMBRANCES

                  Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, rights-of-way, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the appraised value of the real property which may be subject thereto and the liens permitted in the Charge to be registered in favour of Lender in respect of the property municipally known as 2525 Speakman Drive, Mississauga, Ontario; (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $50,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; (f) the security interests, mortgages, pledges, liens, charges or other encumbrances set forth on Schedule 8.4 hereto; (g) liens securing performance of bids, contracts, statutory obligations, surety, performance and appeal bonds and other like obligations incurred in the ordinary course of business, (h) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; and (i) liens securing indebtedness of a person acquired by or amalgamated with the Borrower or liens securing indebtedness incurred in connection with an acquisition, provided in all such cases that such acquisition or amalgamation, as the case may be, is not prohibited hereunder and provided further that such liens were in existence prior to the date of such acquisition, and were not incurred in anticipation thereof and do not extend to assets other than those acquired. (all of the foregoing being sometimes collectively referred to herein as "PERMITTED ENCUMBRANCES").

9.9               INDEBTEDNESS

                  Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except (a) the Obligations; (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower, and with respect to which adequate reserves have been set aside on its books;
(c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; (d) the indebtedness set forth on Schedule
9.9 hereto and the indebtedness, existing as of the date hereof, in respect of letters of credit obligations with the Bank of Montreal and the Toronto-Dominion Bank; (e) the Senior Note Indebtedness; (f) the indebtedness incurred pursuant to a Permitted Refinancing; (g) regularly scheduled payments of interest and scheduled payment of principal on maturity each in respect of the Senior Note Indebtedness and each in accordance with the terms of the Trust Indenture; (h) upon an issue of additional equity, redeem up to 35% of the aggregate principal amount of Securities (as such term is defined in the Trust Indenture) in accordance with the terms set out in Section 1101 of the Trust Indenture; and
(i) enter into private placement transactions in respect of the Senior Notes pursuant to Section 3(a)(9) of the Securities Act of 1933. For greater certainty and without limiting the foregoing Borrower shall not, directly or indirectly, (a) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except that Borrower may amend, modify, alter or change the terms of the Senior Note Indebtedness only with the prior written consent of Lender, in its discretion, or (b) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose except that Borrower may redeem, retire, defease, purchase or otherwise acquire the Senior Note Indebtedness (including, necessary amendments to the Senior Notes and Trust Indenture in respect thereof) only with the prior written consent of Lender, in its discretion. Borrower shall furnish to Lender all notices or demands in connection with such indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

9.10              LOANS, INVESTMENTS, GUARANTEES, ETC.

                  Borrower shall not, directly or indirectly, without the prior written consent of Lender which is not to be unreasonably withheld, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the shares or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the Canadian Government and the U.S. Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of Borrower or to bearer and delivered to Lender, (iii) commercial paper rated A1 or P1; and (iv) term deposits with the Bank of Montreal and the Toronto-Dominion Bank existing as of the date hereof; (c) financial guarantees in an amount less than $7,000,000; (d) in respect of the Senior Note Indebtedness in the manner provided in Section 9.9 hereof; (e) the redemption of the Senior Note Indebtedness by Borrower in exchange for equity in value equal to or less than the Senior Note Indebtedness, provided, that, as to any of the foregoing, unless waived in writing by Lender, Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments; (f) the loans, advances and guarantees set forth on Schedule 9.10 hereto; provided, that, as to such loans, advances and guarantees, (i) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be; (h) purchase or repurchase any and all shares, interest, participations or other equivalents in Borrower's capital stock or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (excluding any debt security that is exchangeable for or convertible into such capital stock);
(h) enter into joint ventures, acting as a prudent investor, with strategic partners for the purpose of advancing Borrower's business provided that Borrower's investment in such joint ventures, whether direct or indirect, shall not, at any time and in the aggregate, exceed

$10,000,000 and shall not result in a derogation of the value of the Collateral or Lender's, subject to Permitted Encumbrances, first priority security interest therein; (i) entering into Section 3(a)(9) of the Securities Act of 1933 private placements transactions which are solely made in respect of the Senior Notes;
(j) make loans or advance money to Affiliates in the ordinary course of Borrower's business; (k) with the proceeds of such issuance of shares in the capital of Borrower, provided such proceeds are used in the ordinary course of business and shall not, for further clarity, be subject to any other restrictions on use contained herein; and (l) make payments to employees in connection with the repurchase of phantom stock in the ordinary course of business.

9.11              DIVIDENDS AND REDEMPTIONS

Subject to Section 9.10 hereof, Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common shares or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing with the exception of redemptions of any securities, shares and/or options of Borrower which are held by employees and/or insiders thereof.

9.12              TRANSACTIONS WITH AFFILIATES

                  Borrower shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with Borrower except reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business.

9.13              EBITDA

                  Borrower shall, at all times, maintain EBITDA, calculated quarterly by Lender on a trailing four quarter basis, of not less than $20,000,000. The EBITDA calculation for the first four quarters occurring subsequent to the date hereof will be based on the historical results set forth on Schedule 9.13 attached hereto until such time as there are a full four quarters of post-closing results. The failure to comply with this Section 9.13 for a single fiscal quarter shall result in a Cash Dominion Event and the failure to comply with this Section 9.13 for two or more successive fiscal quarters shall result in an Event of Default under Section 10.1(a)(iv).

9.14              EXCESS AVAILABILITY

                  Borrower shall maintain a minimum Excess Availability of $2,500,000 at all times.

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

9.15              AGGREGATE BORROWINGS

                  At all times prior to the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default and subject to Excess Availability, Borrower shall maintain a minimum average daily principal balance of outstanding Revolving Loans of $2,500,000 and if, and only if, Borrower does not maintain such average daily principal balance, the applicable Interest Rate will not be charged on the difference between the outstanding Revolving Loans and $2,500,000 however, the unused line fee described in Section 3.4 hereof will be applied to the difference. If Lender applies funds to reduce Obligations which results in the minimum average daily principal balance of outstanding Revolving Loans being less than $2,500,000 following a Cash Dominion Event or application of insurance proceeds an Event of Default will not occur provided that Borrower increases the minimum average daily principal balance of outstanding Revolving Loans to $2,500,000 within three (3) days.

9.16              INTELLECTUAL PROPERTY

                  In the event Borrower obtains or applies for any material intellectual property rights or obtains any material licenses with respect thereto, Borrower shall immediately notify Lender thereof and shall provide to Lender copies of all written materials including, but not limited to, applications and licenses with respect to such intellectual property rights. At Lender's request, Borrower shall promptly execute and deliver to Lender an intellectual property security agreement granting to Lender a perfected security interest in such intellectual property rights in form and substance satisfactory to Lender.

9.17              ADDITIONAL BANK ACCOUNTS

                  Borrower shall not, without the prior consent of Lender, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in
Schedule 8.8 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish; (b) as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender; and (c) as to any new Excluded Accounts.

9.18              APPLICATIONS UNDER THE COMPANIES' CREDITORS ARRANGEMENT ACT

                  Borrower acknowledges that its business and financial relationships with Lender are unique from its relationship with any other of its creditors. Borrower agrees that it shall not file any plan of arrangement under the CCAA ("CCAA PLAN") which provides for, or would permit directly or indirectly, Lender to be classified with any other creditor of Borrower for purposes of such CCAA Plan or otherwise.

9.19              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                  Borrower shall not, directly or indirectly, in respect of the
USERP: (i) pay or declare any payments thereunder other than those required to be paid and due pursuant to the terms thereof; (ii) commence payment of contributions which Borrower had not previously been contributing; (iii) amend, modify, alter or otherwise change the terms thereof except for the purpose of reducing the pension benefit to the applicable Borrower executive; or (iv) register the USERP or otherwise establish a new similar registered plan.

9.20              OPERATION OF PENSION PLANS

         (a) Borrower shall administer the Pension Plans in accordance with the requirements of the applicable pension plan texts, funding agreements, the Income Tax Act (Canada) and applicable provincial pension benefits legislation.

         (b) Borrower shall deliver to Lender, upon Lender's request, an undertaking of the funding agent for each of the Pension Plans stating that the funding agent will notify Lender within thirty (30) days of Borrower's failure to make any required contribution to the applicable Pension Plan.

         (c) Borrower shall not accept payment of any amount from any of the Pension Plans without the prior written consent of Lender other than payments for forfeitures in connection with terminated employees to be set-off against future contribution obligations.

         (d) Without the prior written consent of Lender, Borrower shall not terminate, or cause to be terminated, any of the Pension Plans, if such plan would have a solvency deficiency on termination.

         (e) Borrower shall promptly provide Lender with any documentation relating to any of the Pension Plans as Lender may request. Borrower shall notify Lender within 30 days of: (i) a material increase in the liabilities of any of the Pension Plans; (ii) the establishment of a new registered pension plan; and (iii) commencing payment of contributions to a Pension Plan to which Borrower had not previously been contributing.

9.21              COSTS AND EXPENSES

                  Borrower shall pay to Lender on demand all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, the Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including PPSA and UCC financing statement and other similar filing and recording fees and taxes, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all insurance premiums, appraisal fees and search fees; (c) reasonable costs and expenses of remitting loan proceeds, collecting cheques and other items of payment, and establishing and maintaining the Blocked Accounts, if any, and the Payment Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) reasonable costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of the Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (g) all reasonable out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $750 per person per day for Lender's examiners in the field and office; and (h) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

9.22              FURTHER ASSURANCES

                  At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of any of the Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Revolving Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Revolving Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more PPSA, UCC or other financing statements or notices signed only by Lender or Lender's representative.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

10.1              EVENTS OF DEFAULT

                  The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

         (a)      Borrower fails to:

                  (i) pay when due any principal due and payable hereunder or subject to 10.1(a)(ii) hereof, fails to perform any of the covenants contained in Section 9.14 of this Agreement or fails to perform any of the covenants contained in Section 9.18 of this Agreement;

                  (ii)     perform any of the covenants contained in Section
                           9.14 of this Agreement, where such failure to perform is caused solely by the exercise of discretion on the part of Lender pursuant to Section 2.1(b) hereof and where such failure to perform is not remedied to the satisfaction of Lender, in its sole discretion, within three (3) days of the date on which such term covenant, condition or provision was to be performed;

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

                  (iii)    fails to perform any of the covenants contained in
                           Section 6.3 of this Agreement, where such failure to perform is not remedied to the satisfaction of Lender, in its sole discretion, within one (1) day of the original date on which such term, covenant, condition or provision was to be performed;

                  (iv) pay when due any Obligations (other than principal) or fails to perform any of the covenants contained in Sections 6.6, 7.1, 7.2, 9.1, 9.2, 9.3, 9.5, 9.7, 9.8,
                           9.9, 9.10, 9.12, 9.13, 9.15 or 9.19 of this
                           Agreement, where such failure to pay or perform, as applicable, is not remedied to the satisfaction of Lender, in its sole discretion, within three (3) days of the original date on which such term, covenant, condition or provision was to be performed; or

                  (v) fails to perform any other terms, covenants, conditions or provisions, or if any representations and warranties hereunder proves to be false or inaccurate when made, contained in this Agreement or any of the other Financing Agreements, where such failure to perform or to revise such representation or warranty is not remedied to the satisfaction of the Lender, in its sole discretion, within fifteen
                           (15) days from notice by Lender;

                  (vi) except as contemplated in Section 9.13 hereunder, fails to maintain EBITDA of not less than $20,000,000, for two or more successive fiscal quarters, as calculated pursuant to Section 9.13 hereof;

         (b)      any Obligor:

                  (i) revokes or terminates any of the terms, covenants, conditions or provisions of any Financing Agreement;

                  (ii) fails to pay principal required pursuant to the terms, covenants, conditions or provisions of any Financing Agreement;

                  (iii) fails to pay Obligations (other than principal) required pursuant to the terms covenants, conditions or provisions of any Financing Agreement where such failure to pay is not remedied to the satisfaction of Lender, in its sole discretion, within three (3) days of the original date on which such payment was to be made; or

                  (iv) fails to perform any other terms covenants, conditions or provisions of any Financing Agreement, where such failure to perform is not remedied to the satisfaction of Lender, in its sole discretion, within fifteen (15) days from notice by Lender;

         (c) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $50,000 in any one case or in excess of $100,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

         (d) Borrower dissolves, suspends or discontinues doing business, any Obligor (which is a partnership, limited liability company, limited partnership, limited liability partnership or a corporation) or any general partner of an Obligor that is a general partnership dissolves, suspends or discontinues doing business or any Obligor (who is a natural person) dies;

         (e) Borrower or any Obligor becomes insolvent, makes an assignment for the benefit of creditors, proposes to make, makes or sends notice of a bulk sale or calls a meeting of its creditors or principal creditors;

         (f) a petition, case or proceeding under the bankruptcy laws of Canada or similar laws of any foreign jurisdiction now or hereafter in effect or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed or commenced against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

         (g) a petition, case or proceeding under the bankruptcy laws of Canada or similar laws of any foreign jurisdiction now or hereafter in effect or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed or commenced by Borrower or any Obligor for all or any part of its property including, without limitation, if Borrower or any Obligor shall:

                  (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its property and assets;

                  (ii) be unable, or admit in writing its inability, to pay its debts as they mature, or commit any other act of bankruptcy;

                  (iii) make a general assignment for the benefit of creditors;

                  (iv) file a voluntary petition or assignment in bankruptcy or a proposal seeking a reorganization, compromise, moratorium or arrangement with its creditors;

                  (v) take advantage of any insolvency or other similar law pertaining to arrangements, moratoriums, compromises or reorganizations, or admit the material allegations of a petition or application filed in respect of it in any bankruptcy, reorganization or insolvency proceeding; or

                  (vi) take any corporate action for the purpose of effecting any of the foregoing;

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

         (h) any default by Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favour of any person other than Lender, in any case in an amount in excess of $100,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, in any case in an amount in excess of $100,000, which default continues for more than the applicable cure period, if any, with respect thereto;

         (i) any acquisition of control or change in the controlling ownership of Borrower, if any, which may reasonably be expected to have a material adverse effect on Borrower's financial condition;

         (j) there shall be a change in the business or assets of Borrower or any Obligor after the date hereof which is reasonably expected to have a material adverse effect on Borrower or any Obligor;

         (k) a requirement from the Minister of National Revenue for payment pursuant to Section 224 or any successor section of the Income Tax Act (Canada) or Section 317, or any successor section or any other Person in respect of Borrower of the Excise Tax Act (Canada) or any comparable provision of similar legislation shall have been received by Lender or any other Person in respect of Borrower or otherwise issued in respect of Borrower; or

         (l) the occurrence and continuance of an Event of Default (as such term is defined in the Trust Indenture) which default has not been cured within the applicable grace period provided in respect thereof or has not been waived by the party so entitled to waive same.

10.2              REMEDIES

         (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in the Financing Agreements, the PPSA, UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender, under any of the Financing Agreements, the PPSA, UCC or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of any of the Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

         (b) Without limiting the foregoing and subject to Section 10.2(c) hereof, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation: (i) accelerate the payment of all outstanding Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of

Default described in Sections 10.1(f) and 10.1(g), all outstanding Obligations shall automatically become immediately due and payable); (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral and carry on the business of Borrower; (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender; (iv) collect, foreclose, receive, appropriate, set-off and realize upon any and all Collateral; (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose; (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower; (vii) without limiting clause (vi), grant a general, special or other license in respect of any aspect of the Collateral on an exclusive or non-exclusive basis to any person throughout the world or any part of it and on such terms and on such conditions as Lender may consider appropriate; (viii) enforce against any licensee or other person all rights and remedies of the Borrower with respect to all or any part of the Collateral, and take or refrain from taking any action that the Borrower might take with respect to any of those rights and remedies, and for this purpose Lender shall have the exclusive right to enforce or refrain from enforcing those rights and remedies, and may in the name of the Borrower and at its expense retain and instruct counsel and initiate any court or other proceeding that Lender considers necessary or expedient; (ix) take any step necessary to preserve, maintain or insure the whole or any part of the Collateral or to realize upon any of it put it in vendable condition, and any amount paid as a result of any taking any such steps shall be a cost the payment of which is secured by this Agreement; (x) borrow money and use the Collateral directly or indirectly in carrying on Borrower's business or as security for loans or advances for any such purposes; (xi) require Borrower to immediately begin using commercially reasonable efforts to obtain all consents and to provide all notices to any Client, as applicable, which may be required to permit Lender to assign the Eligible Capital Leases and Eligible Operating Leases; (xii) grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges, and otherwise deal with Borrower, debtors of Borrower, sureties and others as Lender may see fit without prejudice to the liability of Borrower or Lender's right to hold and realize the security interest created under any Financing Agreement; and/or
(xiii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

         (c)      Notwithstanding anything to the contrary contained in this
Section 10.2:

                           (i) (A) for the duration of the IP Grace Period, Lender shall not be permitted to enforce its security interest against the IP Collateral, or to exercise its rights under Section 10.2(b)(vii) hereof except as permitted pursuant to the IP Collateral License Agreement;

                           (ii) (B) for the duration of the IP Grace Period, Borrower shall be permitted to use the IMAX name to carry on business;

                           (iii) (C) upon the commencement of the IP Grace Period, Lender shall have, pursuant to the IP Collateral License Agreement in favour of Lender, a royalty-free, freely assignable perpetual license to use the IP Collateral required to enable Lender to perform the obligations of the Borrower under the Capital Leases and the Operating Leases; and

                           (iv) (D) upon the commencement of the IP Grace Period, Lender may sell, transfer, assign and/or otherwise dispose of the Collateral, other than the IP Collateral, to any transferee or assignee,

                           (v) subsequent to the expiry of the IP Grace Period, provided that an Event of Default is then continuing, Lender may sell, transfer, assign and/or otherwise dispose of any of the IP Collateral up to a maximum amount equal to the outstanding Obligations together with all costs, charges and expenses incurred by Lender as a result of enforcing against the IP Collateral.

         (d) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of enforcement including, without limitation, legal costs and expenses.

         (e) Without limiting the foregoing, upon the occurrence of an Event of Default that is continuing, Lender may, at its option, without notice,
(i) cease making Revolving Loans or arranging Letter of Credit Accommodations or reduce the Lending Formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Revolving Loans or Letter of Credit Accommodations to be made by Lender to Borrower

         (f) Lender may appoint, remove and reappoint any person or persons, including an employee or agent of Lender to be a receiver (the "RECEIVER") which term shall include a receiver and manager of, or agent for, all or any part of the Collateral. Any such Receiver shall, as far as concerns responsibility for his acts, be deemed to be the agent of Borrower and not of Lender, and Lender shall not in any way be responsible for any misconduct, negligence or non-feasance of such Receiver, his employees or agents. Except as otherwise directed by Lender, all money received by such Receiver shall be received in trust for and paid to Lender.

Such Receiver shall have all of the powers and rights of Lender described in this Section 10.2. Lender may, either directly or through its agents or nominees, exercise any or all powers and rights of a Receiver.

         (g) Where Lender realizes upon any of the Collateral, and in particular upon any of the IP Collateral, Borrower shall provide without charge its know-how and expertise relating to the use and application of the Collateral, and in particular shall instruct Lender, and any purchaser of the Collateral designated by Lender, concerning any IP Collateral including without limitation, any confidential information or trade secrets of Borrower. For greater certainty, the parties agree that unless such confidential information or trade secrets form part of the Collateral being realized upon, such confidential information or trade secrets shall be provided for use only subject to any agreement regarding the confidentiality thereof or for the protection thereof as may be reasonably requested by the Borrower.

         (h) Borrower shall pay all reasonable costs, charges and expenses incurred by Lender or any Receiver or any nominee or agent of Lender, whether directly or for services rendered (including, without limitation, solicitor's costs on a solicitor and his own client basis, auditor's costs, other legal expenses and Receiver remuneration) in enforcing any Financing Agreement and in enforcing or collecting Obligations and all such expenses together with any money owing as a result of any borrowing permitted hereby shall be a charge on the proceeds of realization and shall be secured hereby.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

11.1              GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL
                  WAIVER

         (a) The validity, interpretation and enforcement of the Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

         (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Superior Court of Justice (Ontario) and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under any of the Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of any of the Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

         (c) To the extent permitted by law, Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the Canadian mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

         (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER ANY OF THE FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF ANY OF THE FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by any Financing Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or wilful misconduct.

         (f) Borrower hereby expressly waives all rights of notice and hearing of any kind prior to the exercise of rights by Lender from and after the occurrence of an Event of Default that is continuing to repossess the Collateral with judicial process or to replevy, attach or levy upon the Collateral or other security for the Obligations. Borrower waives the posting of any bond otherwise required of Lender in connection with any judicial process or proceeding to obtain possession of, replevy, attach or levy upon the Collateral or other security for the Obligations, to enforce any judgment or other court order entered in favour of Lender, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction or any other Financing Agreement.

11.2              WAIVER OF NOTICES

                  Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonour with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

11.3              AMENDMENTS AND WAIVERS

                  Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

11.4              WAIVER OF COUNTERCLAIM

                  Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

11.5              INDEMNIFICATION

                  Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of any Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel. Such indemnification shall not apply to losses, claims, damages, liabilities, costs or expenses resulting from the gross negligence or wilful misconduct of Lender and/or its employees, officers, directors and authorized agents as determined pursuant to a final non-appealable order of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

12.1              TERM

         (a) The Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the earlier of: (i) the date which is three (3) years from the date hereof (the "RENEWAL DATE"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided, that, each of Lender and Borrower may, provided mutually agreed, extend the original Renewal Date to the date three hundred sixty-five (365) days from the Renewal Date by giving the other party, as applicable, notice at least sixty (60) days prior to the Renewal Date and in the event such option to extend the original Renewal Date to the date three hundred sixty-five (365) days from the original Renewal Date is exercised by Lender or Borrower, Borrower shall pay to Lender, upon the date such option is exercised, a fully earned additional commitment fee in the amount of $50,000.00. Lender or Borrower may terminate the Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, all Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including legal fees and expenses, issued and outstanding Letter of Credit Accommodations and cheques or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Canadian Dollars to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Toronto time.

         (b) No termination of any of the Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under the Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender, under the Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

         (c) If this Agreement is terminated by Borrower prior to the end of the then current term or renewal term of this Agreement or by Lender pursuant to its right to terminate pursuant to Section 10.2, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

              Amount                                          Period
-------------------------------        -------------------------------------------------------
(i)      1.5% of Maximum Credit    -   From the date hereof to and including the first
                                       anniversary of the date hereof.

(ii)     1.0% of Maximum Credit    -   After the first anniversary of the date hereof to and
                                       including the second anniversary of the date hereof.

(iii)    0.5% of Maximum Credit    -   After the second anniversary of the date hereof to and
                                       including the third anniversary of the date hereof and
                                       if the term of this Agreement is extended for an
                                       additional year, then to and including the end of the
                                       then current term.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(f) and 10.1(g) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under any applicable reorganization or insolvency legislation. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

         (d) Notwithstanding anything else herein, if at any time during the term of this Agreement, the amount that would otherwise have been available to be borrowed hereunder by Borrower has been reduced as a result of the exercise of any discretion by Lender by an amount that, when aggregated, exceeds $4,000,000, then Borrower may terminate this Agreement, without penalty and without any early termination fee (including under this Section 12.1), provided that each of the following conditions is satisfied: (i) Borrower shall have notified Lender of its intention to terminate this Agreement within ninety (90) days of notice to Lender that the aforementioned $4,000,000 threshold has been reached (the "NOTICE"); (ii) all of the Obligations shall be fully and indefeasibly satisfied within sixty (60) days after delivery of the Notice to Lender, and (iii) Lender shall not have previously sent any written notice to Borrower of its intention to terminate this Agreement in accordance with the terms hereof. Notwithstanding the foregoing sentence, a reduction in availability as a result of due but unpaid tax obligations, past due trade payables and/or the establishment of a Priority Payables Reserve shall not be considered in the calculation of the aforementioned $4,000,000 threshold. The failure of Borrower to exercise its rights under the foregoing provision at any time does not preclude its right to exercise such rights at a future time.

12.2              NOTICES

                  All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by registered mail, return receipt requested, five (5) days after mailing.

12.3              PARTIAL INVALIDITY

                  If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

12.4              SUCCESSORS

                  The Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under the Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under the Financing Agreements at any time: (a) assign, or sell participations in, all or any part of the Revolving Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution that is not a non-resident in Canada, other than a direct competitor of Borrower; and (b) after an Event of Default exists or has occurred and is continuing, assign, or sell participations in, all or any part of the Revolving Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other Person, which in each circumstance, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

12.5              ENTIRE AGREEMENT

                  The Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

12.6              HEADINGS


                  The division of this Agreement into Sections and the insertion of headings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

12.7              JUDGMENT CURRENCY

                  To the extent permitted by applicable law, the obligations of Borrower in respect of any amount due under this Agreement shall, notwithstanding any payment in any other currency (the "OTHER CURRENCY") (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the currency in which it is due (the "AGREED CURRENCY") that Lender may, in accordance with normal banking procedures, purchase with the sum paid in the Other Currency (after any premium and costs of exchange) on the Business Day immediately after the day on which Lender receives the payment. If the amount in the Agreed Currency that may be so purchased for any reason falls short of the amount originally due, Borrower shall pay all additional amounts, in the Agreed Currency, as may be necessary to compensate for the shortfall. Any obligation of Borrower not discharged by that payment shall, to the extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided in this Section, continue in full force and effect.

12.8              COUNTERPARTS AND FACSIMILE

                  This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. The delivery of a facsimile copy of an executed counterpart of this Agreement shall be deemed to be valid execution and delivery of this Agreement, but the party delivering a facsimile copy shall deliver to the other party an original copy of this Agreement as soon as possible after delivering the facsimile copy.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

LENDER                                 BORROWER

CONGRESS FINANCIAL                     IMAX CORPORATION
CORPORATION (CANADA)

By: /s/ Carmela Massari                By: /s/ Robert D. Lister
    -------------------                    --------------------

Title: VP, Loan Officer                Title: Executive Vice President, Business
                                       and Legal Affairs

                                       By: /s/ G. Mary Ruby
                                           ---------------------

                                       Title: Sr. Vice President, Legal Affairs

Address:                               Address of Chief Executive Office:

141 Adelaide Street West, Suite 1500   110 East 59th Street
Toronto, Ontario, M5H 3L9              New York, New York, 10022
Fax: (416) 364-6068                    Fax: (212) 371-7584